  ===========================================================================

                                                                   EXHIBIT 10.33

                     AMENDED AND RESTATED CREDIT AGREEMENT

                                     Among

                                BROOKSTONE, INC.
                            BROOKSTONE COMPANY, INC.
                            BROOKSTONE STORES, INC.
                          BROOKSTONE PURCHASING, INC.
                          GARDENERS EDEN BY MAIL, INC.
                          GARDENERS EDEN COMPANY, INC.
                        GARDENERS EDEN PURCHASING, INC.

                            THE LENDERS PARTY HERETO

                                      and

                              FLEET NATIONAL BANK
                            as Agent for the Lenders

                                      and

                         CITIZENS BANK OF MASSACHUSETTS
                             as Documentation Agent
                                for the Lenders

                                      With

                             FLEET SECURITIES, INC.
                                  as Arranger

                         Dated as of February 21, 2002

  ===========================================================================

                                TABLE OF CONTENTS

Section       Title                                                                                   Page
    SECTION I DEFINITIONS ..........................................................................     2

          1.1.    Definitions ......................................................................     2
          1.2.    Accounting Terms. ................................................................    14

    SECTION II DESCRIPTION OF CREDIT ...............................................................    14

          2.1.    The Loans ........................................................................    14
          2.2.    Notice and Manner of Borrowing or Conversion of Loans. ...........................    15
          2.3.    Commitment Fee. ..................................................................    16
          2.4.    Reduction of Commitment Amount. ..................................................    17
          2.5.    The Notes. .......................................................................    17
          2.6.    Duration of Interest Periods. ....................................................    17
          2.6.    Interest Rates and Payment of Interest. ..........................................    17
          2.8.    Changed Circumstances. ...........................................................    18
          2.9.    Capital Requirements. ............................................................    19
          2.10.   Payments and Prepayments of the Loans. ...........................................    20
          2.11.   Method of Payment. ...............................................................    20
          2.12.   Default Interest. ................................................................    21
          2.13.   Payments Not at End of Interest Period. ..........................................    21
          2.14.   Computation of Interest and Fees. ................................................    21
          2.15.   Sharing of Payments. .............................................................    22
          2.16.   Letter of Credit Facility. .......................................................    22
          2.17.   Swing Line Commitment. ...........................................................    26
          2.18.   Procedure for Swing Line Borrowing; Interest on Swing Line Loans. ................    27
          2.19.   Refunded Swing Line Loans; Swing Line Loan Participations. .......................    27
          2.20.   Use of Proceeds. .................................................................    29
          2.21.   Guaranty of Parent. ..............................................................    29
          2.22.   Replacement of Lenders. ..........................................................    30
          2.23.   Extension of Revolving Credit Termination Date. ..................................    30

    SECTION III CONDITIONS OF LOANS AND LETTERS OF CREDIT ..........................................    31

          3.1.    Conditions Precedent to Initial Loan. ............................................    31
          3.2.    Conditions Precedent to All Loans and Letters of Credit. .........................    33

    SECTION IV REPRESENTATIONS AND WARRANTIES ......................................................    34

          4.1.    Organization and Qualification. ..................................................    34
          4.2.    Corporate Authority. .............................................................    34
          4.3.    Valid Obligations. ...............................................................    34
          4.4.    Consents or Approvals. ...........................................................    35

          4.5.    Title to Properties; Absence of Encumbrances. ....................................    35
          4.6.    Financial Statements. ............................................................    35
          4.7.    Defaults. ........................................................................    35
          4.8.    Taxes. ...........................................................................    35
          4.9.    Litigation. ......................................................................    36
          4.10.   Use of Proceeds. .................................................................    36
          4.11.   Subsidiaries. ....................................................................    36
          4.12.   Investment Company Act. ..........................................................    36
          4.13.   Compliance with ERISA. ...........................................................    36
          4.14.   Environmental Matters. ...........................................................    36
          4.15.   Collateral. ......................................................................    38

    SECTION V AFFIRMATIVE COVENANTS ................................................................    38

          5.1.    Financial Statements and other Reporting Requirements ............................    38
          5.2.    Conduct of Business. .............................................................    40
          5.3.    Maintenance and Insurance. .......................................................    40
          5.4.    Taxes. ...........................................................................    40
          5.5.    Inspection. ......................................................................    41
          5.6.    Maintenance of Books and Records. ................................................    41
          5.7.    Consolidated Net Worth. ..........................................................    41
          5.8.    Cash Flow Leverage. ..............................................................    41
          5.9.    Fixed Charge Coverage. ...........................................................    41
          5.10.   Further Assurances. ..............................................................    42

    SECTION VI NEGATIVE COVENANTS ..................................................................    42

          6.1.    Indebtedness. ....................................................................    42
          6.2.    Contingent Liabilities. ..........................................................    43
          6.3.    Sale and Leaseback. ..............................................................    43
          6.4.    Encumbrances. ....................................................................    43
          6.5.    Merger; Acquisitions; Consolidation; Sale or Lease of Assets. ....................    45
          6.6.    Additional Stock Issuance. .......................................................    45
          6.7.    Equity Distributions. ............................................................    46
          6.8.    Investments. .....................................................................    46
          6.9.    ERISA. ...........................................................................    46
          6.10.   Capital Expenditures. ............................................................    46
          6.11.   Transactions with Affiliates. ....................................................    47

    SECTION VII DEFAULTS ...........................................................................    47

          7.1.    Events of Default. ...............................................................    47
          7.2.    Remedies. ........................................................................    49
          7.3.    License of Intangibles ...........................................................    50
          7.4.    Distribution of Proceeds. ........................................................    50

    SECTION VIII CONSENTS; AMENDMENTS; WAIVERS; REMEDIES ...........................................    50

          8.1.    Actions by Lenders. .............................................  50
          8.2.    Actions by Parent or Borrowers. .................................  51

    SECTION IX SUCCESSORS AND ASSIGNS .............................................  52

          9.1.    General. ........................................................  52
          9.2.    Assignments. ....................................................  52
          9.3.    Participations. .................................................  53

    SECTION X  THE AGENT ..........................................................  54

          10.1.   Authorization and Action. .......................................  54
          10.2.   Agent's Reliance, Etc. ..........................................  55
          10.3.   Fleet as Lender. ................................................  55
          10.4.   Lender Credit Decision. .........................................  55
          10.5.   Indemnification of Agents. ......................................  55
          10.6.   Successor Agent. ................................................  56
          10.7.   Other Agents. ...................................................  56
          10.8.   Amendment of Section X. .........................................  56

    SECTION XI MISCELLANEOUS ......................................................  57

          11.1.   Notices. ........................................................  57
          11.2.   Expenses. .......................................................  58
          11.3.   Set-Off. ........................................................  58
          11.4.   Term of Agreement. ..............................................  58
          11.5.   No Waivers. .....................................................  58
          11.6.   Governing Law. ..................................................  58
          11.7.   Counterparts. ...................................................  59
          11.8.   Partial Invalidity. .............................................  59
          11.9.   Captions. .......................................................  59
          11.10.  WAIVER OF JURY TRIAL. ...........................................  59
          11.11.  Entire Agreement. ...............................................  59
          11.12.  Indemnification. ................................................  59
          11.13.  Collateral Release Conditions. ..................................  60

                             EXHIBITS AND SCHEDULES

EXHIBIT A-1          Form of Promissory Note

EXHIBIT A-2          Form of Swing Line Note

EXHIBIT B            Form of Notice of Borrowing or Conversion

EXHIBIT C            Indebtedness; Encumbrances

EXHIBIT D            Litigation

EXHIBIT E            Subsidiaries

EXHIBIT F            Form of Report of Chief Financial Officer

EXHIBIT G            Form of Borrowing Base Report

EXHIBIT H            Form of Opinion of Counsel

EXHIBIT I            Form of Amended and Restated Unlimited Guaranty

EXHIBIT J            Form of Assignment and Acceptance Agreement

SCHEDULE 1.1         Commitment Percentages

SCHEDULE 1.2         Pricing Schedule

SCHEDULE 2.16.9      Outstanding Letters of Credit

SCHEDULE 4.13        Certain ERISA Matters

SCHEDULE 6.8         List of Investments in Subsidiaries

                      AMENDED AND RESTATED CREDIT AGREEMENT

         THIS AMENDED AND RESTATED CREDIT AGREEMENT is made as of February 21, 2002, by and among BROOKSTONE, INC., a Delaware corporation (the "Parent"), BROOKSTONE COMPANY, INC., a New Hampshire corporation (the "Company"), BROOKSTONE STORES, INC., a New Hampshire corporation ("Stores"), BROOKSTONE PURCHASING, INC., a New Hampshire corporation ("Purchasing"), GARDENERS EDEN COMPANY, INC., a New Hampshire corporation ("GE"), GARDENERS EDEN PURCHASING, INC., a New Hampshire corporation ("GE Purchasing"), GARDENERS EDEN BY MAIL, INC., a New Hampshire corporation ("GE Mail;" the Parent, the Company, Purchasing, GE, GE Mail, GE Purchasing and Stores are referred to herein collectively as the "Companies;" and the Company, Purchasing, GE, GE Mail, GE Purchasing and Stores are referred to herein individually as a "Borrower" and collectively as the "Borrowers"), each having its chief executive office at 17 Riverside Street, Nashua NH 03062, the lenders from time to time parties hereto, FLEET NATIONAL BANK (f/k/a BankBoston, N.A.) ("Fleet" or the "Agent"), a national banking association having its head office at 100 Federal Street, Boston, MA 02110, as agent for the lenders from time to time parties hereto, and CITIZENS BANK OF MASSACHUSETTS (the "Documentation Agent"), a Massachusetts banking corporation with its principal place of business at 28 State Street, Boston, Massachusetts 02109, as Documentation Agent for the Lenders from time to time parties hereto.

                                    Recitals

         The Parent, the Company, GE, GE Mail and Stores have established credit facilities for working capital and other corporate needs, and certain of the Lenders currently provide credit facilities to the Company, GE, GE Mail and Stores on the terms and conditions set forth in that certain Amended and Restated Credit Agreement dated as of May 11, 1999 (the "1999 Credit Agreement").

         The Agent, the Lenders and the Companies desire to modify the 1999 Credit Agreement in certain respects.

         NOW, THEREFORE, for good and valuable consideration, (a) the Company, GE, GE Mail, Stores, the Agent and the Lenders hereby amend and restate the 1999 Credit Agreement in its entirety and (b) the parties hereto hereby agree, as follows:

                                    SECTION I

                                   DEFINITIONS

1.1.     Definitions.
         -----------

         All capitalized terms used in this Agreement or in the Notes or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

         1999 Credit Agreement.  See Preamble.

         Adjusted LIBOR Rate. For any Interest Period, a rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is two Business Days preceding the first day of such Interest Period; provided, however, if the rate described
                                   --------  -------
above does not appear on the Telerate System on any applicable interest determination date, then the Adjusted LIBOR Rate shall be the rate (rounded upwards as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the day that is two Business Days prior to the beginning of such Interest Period, provided, further,
                                                              --------  -------
that if both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is two Business Days preceding the first day of such Interest Period as selected by Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two Business Days preceding the first day of such Interest Period. In the event that the Agent is unable to obtain any such quotation as provided above, it will be deemed that the Adjusted LIBOR Rate cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Agent, then for any period during which such Reserve Percentage shall apply, the Adjusted LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

         Affected Lender.  See Section 2.22.

         Affected Loans.  See Section 2.8(a).

         Affiliate. Shall mean (a) any director or officer of any Borrower or the Parent and (b) any Person that controls, is controlled by or is under common control with the Borrower. For purposes of this definition, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

         Agent.  See Preamble.

         Agreement. This Agreement, as the same may be supplemented or amended from time to time.

         Applicable Base Rate Margin. As of any day, the applicable Base Rate Margin described on the Pricing Schedule then in effect.

         Applicable LIBOR Margin. As of any day, the applicable LIBOR Margin described on the Pricing Schedule then in effect.

         Arranger. Fleet Securities, Inc.

         Assignment and Acceptance Agreement.  See Section 9.2(a).

         Base Rate. The greater of (a) the rate of interest announced from time to time by the Agent at its head office as its Base Rate, and (b) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next l/8 of l%).

         Base Rate Loan. Any Loan or Swing Line Loan bearing interest determined with reference to the Base Rate.

         Borrower or Borrowers.  See Preamble.

         Borrowing Base. At any date during the periods described below for any year, the applicable advance percentage of Eligible Inventory and stated amount of outstanding documentary Letters of Credit issued in connection with the purchase of goods which would otherwise constitute Eligible Inventory:

PERIOD                                      ADVANCE PERCENTAGE

December 1 through May 31                           50%
June 1 through July 31                              65%
August 1 through November 30                        75%


         Brookstone Subsidiaries. Brookstone By Mail, Inc., Brookstone Holdings, Inc., Brookstone Retail Puerto-Rico, Inc., Brookstone Properties, Inc., and any other Subsidiary which may hereafter become a party to the Subsidiary Guaranty and the Security Documents pursuant to Section 5.10(b).

         Business Day. (a) For all purposes other than as covered by clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts or New York, New York are open for the conduct of a substantial part of their commercial banking business; and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in U.S. Dollar deposits in the Interbank LIBOR market.

         Capital Expenditures. Amounts paid or Indebtedness incurred by the Parent or any of its Subsidiaries in connection with the purchase or lease of capital assets that would be required to be capitalized, all as shown on the consolidated statement of cash flow of the Parent and its Subsidiaries in accordance with generally accepted accounting principles.

         Change of Control. Either (i) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) and its affiliates shall have acquired beneficial ownership of capital stock having 35% or more of the ordinary voting power in the election of directors of the Parent and which Person, group or affiliate shall have had no beneficial ownership of any such capital stock on or before the date of this Agreement, or (ii) any Person or group and its affiliates shall have acquired beneficial ownership of capital stock having 40% or more of the ordinary voting power in the election of directors of the Parent and which Person, group or affiliate had some beneficial ownership of such stock on or before the date of this Agreement.

         Code. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Collateral. Any and all personal property of the Parent, the Borrowers and the Brookstone Subsidiaries, whether tangible or intangible, but excluding
                                                                 --- ---------
real property, machinery and equipment encumbered on the date of this Agreement, and general intangibles.

         Collateral Release Conditions.  See Section 11.13.

         Commitment Amount. $80,000,000 or any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with
Section 2.4 or Section 7.2.

         Commitment Percentage. As to each lender, its percentage interest in the Commitment Amount as set forth on Schedule 1.1 hereto.
                                      ------------

         Companies.  See Preamble.

         Company.  See Preamble.

         Consolidated EBITDA. At any date as of which the amount thereof shall be determined and for the period specified, the sum of (a) Consolidated Net Income (minus extraordinary or one-time gains and plus extraordinary or one-time non-cash losses (to the extent such losses have not been and will not become cash losses in a later fiscal period)) for such period, plus (b) consolidated depreciation and amortization expenses for such period, plus (c) Consolidated Interest Expense, plus (d) income tax expense for such period.

         Consolidated Interest Expense. For any period for which the amount thereof shall be determined, consolidated net interest expense (including imputed interest on capital lease obligations) and amortized debt discount.

         Consolidated Net Income. At any date as of which the amount thereof shall be determined and for the period specified, the net income (or deficit) of the Parent and its Subsidiaries, after taxes, determined in accordance with generally accepted accounting principles consistently applied.

         Consolidated Net Worth. At any date as of which the amount thereof shall be determined, (a) the consolidated total assets of the Parent and its Subsidiaries minus (b) Consolidated Total Liabilities.

         Consolidated Rent Expense. At any date as of which the amount thereof shall be determined and for the period specified, the aggregate amount of minimum rent and percentage rent paid by the Borrowers and their Subsidiaries under real property lease agreements with third parties during such period through the date of determination.

         Consolidated Tangible Net Worth. At any date as of which the amount thereof shall be determined, Consolidated Net Worth minus the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, (c) all reserves not already deducted from assets, (d) any write-up in the book value of assets resulting from any revaluation thereof subsequent to the date of the financial statements referred to in Section 4.6 and (e) the value of any minority interests in Subsidiaries.

         Consolidated Total Liabilities. At any date as of which the amount thereof shall be determined, all obligations that should, in accordance with generally accepted accounting principles, be classified as liabilities on the consolidated balance sheet of the Parent and its Subsidiaries, including in any event all Loans.

         Consolidated Total Funded Debt. As at any date of determination, on a consolidated basis for the Parent and its Subsidiaries, and without duplication, the sum of (i) the aggregate amount of Indebtedness for borrowed money outstanding on such date (including, without limitation, the Loans outstanding on such date), plus (ii) all principal obligations arising under capital leases
               ----
in effect on such date required to be capitalized in accordance with generally accepted accounting principles, plus (iii) all Guarantees of Indebtedness for
                                ----
borrowed money or capital leases of the Parent and its Subsidiaries outstanding on such date.

         Controlled Group. All trades or businesses (whether or not incorporated) under common control that, together with the Company, are treated as a single employer under Section 414(b) or 414 (c) of the Code or Section 4001 of ERISA.

         Credit Participants.  See Section 9.3.

         Default. An Event of Default or event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

         Defaulting Lender. A Lender which has defaulted in its obligation to make Loans to the Borrowers hereunder for so long as it remains in default.

         Documentation Agent.  See Preamble.

         Eligible Inventory. The Borrowers', the Brookstone Subsidiaries' and PR's inventory of goods wherever located, in each case held for sale in the ordinary course of business, valued at the lower of cost or market and less any reserves (including any reserves for slow-moving, obsolete and clearance items) as determined in accordance with generally accepted accounting principles; provided that no such inventory shall be deemed eligible if:
--------

         (a)      it is under consignment to or from any Person;

         (b) it is not owned by a Borrower, a Brookstone Subsidiary or PR, as applicable, free and clear of all liens;

         (c) it is not in good and merchantable condition, useable and saleable in the ordinary course of business or if it is obsolete;

         (d) it arises from the sale to an account debtor on a bill-and-hold, guaranteed sale, sale or return, sale or approval basis;

         (e) it is not subject to the Agent's perfected, first-priority security interest;

         (f) it is held outside of the United States, unless backed by a letter of credit in form and substance, and issued by a bank, satisfactory to the Agent;

and provided, further, that the aggregate amount of such inventory that
    --------  -------
constitutes Eligible Inventory of PR shall at no time exceed $100,000.

         Encumbrances.  See Section 6.4.

         Environmental Laws. Any and all applicable foreign, federal, state and local environmental, health or safety statutes, laws, regulations, rules, ordinances, policies and rules or common law (whether now existing or hereafter enacted, promulgated or decided), of all governmental agencies, bureaus or departments which may now or hereafter have jurisdiction over the Parent or any of its Subsidiaries and all applicable judicial and administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pollutants or contaminants whether solid, liquid or gaseous in nature, into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials, chemical substances, pollutants or contaminants.

         Equifax Agreement.  See Section 6.4(j).

         ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

         Event of Default.  Any event described in Section 7.1.

         Extension Date.  See Section 2.23(a).

         Federal Funds Effective Rate. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

         Fee Letter. The letter agreement dated as of August 1, 2001, among Fleet, the Arranger and the Borrowers.

         Fixed Charge Coverage. At any date as of which the amount thereof shall be determined and for the period specified, the quotient obtained by dividing the total of (a) Consolidated EBITDA plus (b) Consolidated Rent Expense for such period minus (c) consolidated Capital Expenditures for such period, by the total of (d) Consolidated Interest Expense and Consolidated Rent Expense for such period.

         For purposes of the foregoing calculation, there shall not be deducted as Capital Expenditures expenditures up to an aggregate amount of $17,000,000 to the extent such amount is used for the construction of a new distribution facility, provided that unless funded through third party financing (which may
          --------
include a capital lease, but which shall not include any Loans hereunder) the aggregate amount of Capital Expenditures excluded hereunder shall not exceed the Capital Expenditure limitations specified in Section 6.10 in any one fiscal year.

         Fleet.  See Preamble.

         GE.  See Preamble.

         GE Mail.  See Preamble.

         GE Purchasing.  See Preamble.

         Generally accepted accounting principles. Generally accepted accounting principles as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended.

         Guaranteed Obligations.  See Section 2.21.

         Guarantees. As applied to the Parent and its Subsidiaries, all guarantees, endorsements or other contingent or surety obligations with respect to obligations of others whether or not reflected on the consolidated balance sheet of the Parent and its Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

         Hazardous Material. Any substance (a) the presence of which requires or may hereafter require notification, investigation or remediation under any Environmental Law; (b) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regulations promulgated thereunder; (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Company; or (d) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

         Indebtedness. As applied to the Parent and its Subsidiaries, (a) all obligations for borrowed money or other extensions of credit whether or not secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guarantees issued for the account of or on behalf of the Parent and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (b) all obligations evidenced by bonds, notes, debentures or other similar instruments, (c) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Parent or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (d) that portion of all obligations arising under capital leases that is required to be capitalized on the consolidated balance sheet of the Parent and its Subsidiaries, (e) all Guarantees, and (f) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Parent or any of its Subsidiaries. Indebtedness shall not include any hedge contract entered into by the Parent or any of its Subsidiaries for purposes of protecting against changes in the cost of paper and not for speculation.

         Indemnitees.  See Section 11.12.

         Interest Period. With respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three or six months thereafter, as the Company may elect in the applicable Notice of Borrowing or Conversion; provided that:
                                                  --------

         (a) any Interest Period (other than an Interest Period determined pursuant to clause (c) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of LIBOR Loans, such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

         (b) any Interest Period applicable to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such

                  Interest Period) shall, subject to clause (c) below, end on the last Business Day of a calendar month;

         (c) any Interest Period during the Revolving Credit Period that would otherwise end after the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

         (d) notwithstanding clause (c) above, no Interest Period applicable to a LIBOR Loan shall have a duration of less than one month; and if any Interest Period applicable to such Loans would be for a shorter period, such Interest Period shall not be available hereunder.

         Investment. As applied to the Parent and its Subsidiaries, the purchase or acquisition of any share of capital stock, partnership interest, evidence of indebtedness or other equity security of any other Person, any loan, advance or extension of credit to, or contribution to the capital of, any other person or entity, any real estate held for sale or investment, any commodities futures contracts held other than in connection with bona fide hedging transactions, any other investment in any other Person, and the making of any commitment or acquisition of any option to make an Investment.

         JV Subsidiary.  See Section 6.8.

         L/C Notice.  See Section 2.16.2.

         L/C Participant.  See Section 2.16.3.

         L/C Participation.  See Section 2.16.3.

         Lender Agreements. This Agreement, the Notes, the Swing Line Note, the Subsidiary Guaranty, the Fee Letter, the Letters of Credit (and related documentation and agreements, including any letter of credit application), the Security Documents, and any other present or future agreement from time to time entered into between the Parent or any of its Subsidiaries and the Agent, the Arranger or the Lenders, each as from time to time amended or supplemented, and all statements, reports and certificates delivered by the Parent or any of its Subsidiaries to the Agent, the Arranger or the Lenders in connection therewith.

         Lenders.  (a) Initially, the banks described on Schedule 1.1 hereto and
                                                         ------------
(b) any other Person who becomes a Successor Lender hereunder in accordance with the terms of Section 9.2(a) hereof.

         Letters of Credit. Letters of Credit of the Agent issued for the account of the Company in accordance with the provisions of Section 2.16.

         Letter of Credit Fee.  See Section 2.16.4(b).

         Letter of Credit Fee Rate. For standby letters of credit, the Letter of Credit Fee Rate shall be, as of any day, a per annum fee equal to the LIBOR Rate Margin then in effect, as determined in accordance with (and defined in) the Pricing Schedule, and for documentary letters of credit, the Letter of Credit Fee Rate shall be, as of any day, a per annum fee equal to the Documentary Letter of Credit Fee Rate then in effect, as determined in accordance with (and defined in) the Pricing Schedule.

         Letter of Credit Participation Amount.  See Section 2.16.4(c).

         LIBOR Loan. Any Loan bearing interest at a rate determined with reference to the Adjusted LIBOR Rate.

         Loan or Revolving Credit Advance. A loan made to the Company by the Lenders pursuant to Section II of this Agreement, and "Loans" and "Revolving Credit Advances" means all of such loans, collectively.

         Loan Parties.  The Parent, the Borrowers and the Brookstone
Subsidiaries.

         Majority Lenders. At any time, the Lenders having made not less than the Required Percentage of the outstanding principal amount of the Loans hereunder, or, if no Loans are outstanding, the Lenders having aggregate Commitment Percentages of not less than the Required Percentage.

         Maximum Letter of Credit Amount.  $50,000,000.

         Notes. Promissory notes of the Borrowers, substantially in the form of Exhibit A-l hereto, evidencing the joint and several obligations of the Borrowers to each Lender to repay the Loans.

         Notice of Borrowing or Conversion.  See Section 2.2(a).

         Obligations. Any and all obligations of the Parent, the Borrowers and the Brookstone Subsidiaries to the Agent, the Arranger or the Lenders of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including, the Loans, the Swing Line Loans, obligations with respect to the Letters of Credit and obligations to perform acts and refrain from taking action as well as obligations to pay money.

         PBGC. The Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         PR.  Brookstone Retail Puerto-Rico, Inc., a Puerto-Rico corporation.

         Parent.  See Preamble.

         Permitted Encumbrances.  See Section 6.4.

         Permitted Liabilities. Liabilities of the Parent, the Borrowers and the Brookstone Subsidiaries for (a) state franchise, income and unemployment tax liabilities, employee withholding, accrued liabilities for employee salaries, wages, and accrued vacation, personal property taxes, and sales and use taxes incurred in the ordinary course of business, (b) without limitation of clause
(a) above, accounts payable and accrued liabilities (other than for inventory purchases), incurred in the ordinary course of business, in an aggregate amount not to exceed $25,000,000 at any time outstanding, (c) indebtedness of the Company, GE, GE Purchasing and Purchasing for inventory purchased in the ordinary course of business , (d) intercompany indebtedness and liabilities among the Parent, the Borrowers and the Brookstone Subsidiaries incurred in the ordinary course of business, and (e) liabilities of the Borrowers and the Brookstone Subsidiaries under leases for real property.

         Person. An individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

         Plan. At any time, an employee pension or other benefit Plan that is subject to Title IV of ERISA or subject to the minimum funding standards under
Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for employees of the Company or any member of the Controlled Group or (ii) if such Plan is established, maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Company or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five Plan years made contributions.

         Pricing Schedule.  The Pricing Schedule attached hereto as
Schedule 1.2.
------------

         Purchasing.  See Preamble.

         Qualified Investments. As applied to the Parent and its Subsidiaries, investments in (a) notes, bonds or other obligations of the United States of America or any agency thereof that as to principal and interest constitute direct obligations of or are guaranteed by the United States of America, (b) certificates of deposit or other deposit instruments or accounts of banks or trust companies organized under the laws of the United States or any state thereof that have capital and surplus of at least $100,000,000, (c) commercial paper that is rated not less than prime-one or A-l or their equivalents by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively, or their successors, (d) any repurchase agreement secured by any one or more of the foregoing and (e) investments in shares of any so-called "Money Market fund" provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $100,000,000, has an investment portfolio with an average maturity of 365 days or less and is not considered to be a "high-yield" fund.

         Refunded Swing Line Loans.  See Section 2.19.

         Refunding Date.  See Section 2.19(c).

         Register.  See Section 9.2(c).

         Reimbursement Amount.  See Section 2.16.4(a).

         Reimbursement Date.  See Section 2.16.4(c).

         Replacement Lender.  See Section 2.22.

         Replacement Notice.  See Section 2.22.

         Required Percentage.  66-2/3%.

         Reserve Percentage. As applicable to any Interest Period, the rate (expressed as a decimal) applicable to the Agent during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of the Agent with respect to "Eurocurrency liabilities" as that term is defined under such regulations.

         Revolving Credit Period. The period beginning on the date of this Agreement and extending through and including the Revolving Credit Termination Date or such earlier date on which the commitment to make Loans is terminated or the Commitment Amount is reduced to zero in accordance with the terms hereof.

         Revolving Credit Termination Date. February 21, 2005. The Revolving Credit Termination Date may subsequently be extended in accordance with the terms of Section 2.23.

         Security Documents. Each security agreement, stock pledge agreement and other security agreement, instrument or document (including UCC financing statements) that the Agent and/or the Lenders may in their reasonable discretion require any Loan Party to execute and deliver from time to time in order to secure any of the Obligations and to grant to the Agent, for the ratable benefit of the Agent and the Lenders, a perfected, first priority security interest in or other lien on the Collateral, including, without limitation, by way of assignment, subject only to Permitted Encumbrances and such other liens and encumbrances as may be acceptable to the Agent and the Lenders in their sole discretion.

         Stores.  See Preamble.

         Subsidiary. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Parent or a Subsidiary of the Parent; or any other such organization the management of which is directly or indirectly controlled by the Parent or a Subsidiary of the Parent through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Parent has a 50% or greater ownership interest.

         Subsidiary Guaranty. The Amended and Restated Unlimited Guaranty of even date herewith from the Brookstone Subsidiaries to the Agent in the form of
Exhibit I hereto, by which the Brookstone Subsidiaries have jointly and severally guaranteed to the Agent, for itself and the benefit of the Lenders, the payment and performance of all Obligations.

         Successor Lender.  See Section 9.2(a).

         Swing Line Commitment.  $2,500,000.

         Swing Line Lender.  See Section 2.17.

         Swing Line Loans.  See Section 2.17.

         Swing Line Note. The Swing Line Note substantially in the form of Exhibit A-2 hereto executed by the Borrowers, jointly and severally, in favor of the Swing Line Lender to evidence the Swing Line Loans.

         Swing Line Participation Amount.  See Section 2.19(c).

         1.2. Accounting Terms. All terms of an accounting character shall have
              ----------------
the meanings assigned thereto by generally accepted accounting principles applied on a basis consistent with the financial statements referred to in
Section 4.6 of this Agreement, modified to the extent, but only to the extent, that such meanings are specifically modified herein.

                                   SECTION II

                              DESCRIPTION OF CREDIT

         2.1.     The Loans.
                  ---------

         (a) Subject to the terms and conditions hereof, each Lender, severally and not jointly will make Loans to the Borrowers, jointly and severally, from time to time until the close of business on the Revolving Credit Termination Date, in such sums as the Company may request, provided that the aggregate principal amount of all Loans and stated amount of all Letters of Credit at any one time outstanding hereunder shall not, (a) as to each Lender, exceed such Lender's Commitment Percentage of the Commitment

Amount, and (b) as to all Lenders, exceed the lesser of (i) the Borrowing Base in effect at such time and (ii) the Commitment Amount. The Borrowers may borrow, prepay pursuant to Section 2.10 and reborrow, from the date of this Agreement until the Revolving Credit Termination Date, the full amount available hereunder or any lesser sum that is at least $100,000 and an integral multiple of $50,000; provided that each LIBOR Loan shall be in a minimum of $1,000,000 and multiples of $500,000. Any Loan not repaid by the Revolving Credit Termination Date shall be due and payable on the Revolving Credit Termination Date.

         (b) Provided that no Default shall have occurred and be continuing, the Borrowers may convert all or any part (in a minimum amount of $500,000 and multiples of $100,000 for LIBOR Loans) of any outstanding Loan into a Loan of any other type provided for in this Agreement in the same aggregate principal amount, on any Business Day (which, in the case of a conversion of a LIBOR Loan, shall be the last day of the Interest Period applicable to such LIBOR Loan). The Company shall give the Agent prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with Section 2.2.

         (c) The Borrowers covenant that there will be a period of thirty (30) consecutive days during each period commencing December 15 and ending the following April 30 during which the principal amount of the Loans outstanding shall not exceed $10,000,000, provided that the first such period shall commence
                              --------
on the date of this Agreement and end on April 30, 2002, and provided, further,
                                                             --------  -------
that for thirty (30) consecutive days during the period commencing December 15, 2002 and ending April 30, 2003, the principal amount of the Loans outstanding shall be reduced to zero.

         2.2.     Notice and Manner of Borrowing or Conversion of Loans.
                  ------------------------------------------------------

         (a) Whenever the Borrowers desire to obtain or continue a Loan hereunder, or convert an outstanding Loan into a Loan of another type provided for in this Agreement, the Company shall notify the Agent (which notice shall be irrevocable) by telefax or telephone received no later than 10:00 a.m. Boston time on the Business Day on which the requested Loan is to be made or continued as or converted to a Base Rate Loan and received no later than 10:00 a.m. Boston time on the date three Business Days before the day on which the requested Loan is to be made or continued as or converted to a LIBOR Loan. Such notice shall specify (i) the effective date and amount of each Loan or portion thereof to be continued or converted, subject to the limitations set forth in Section 2.1,
(ii) the interest rate option to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of Interest Period and Section 2.6). Each such notification (a "Notice of Borrowing or Conversion") shall be immediately followed by a written confirmation thereof by the Company in substantially the form of Exhibit B
                                                                 ---------
hereto, provided that if such written confirmation differs in any material
        --------
respect from the action taken by the Agent, the records of the Agent shall control absent manifest error. The Agent shall give the Lenders notice of each Notice of Borrowing or Conversion in accordance with the Agent's customary practice.

         (b) Subject to the terms and conditions of this Agreement, each Lender shall make available on or before 2:00 p.m. Boston time on the date of each proposed Loan, to the Agent at the Agent's address and in immediately available funds, such Lender's Commitment Percentage of such Loan. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Section III, the Agent will credit such funds to the Company's demand deposit account on the date of the proposed Loan.

         (c) Unless the Agent shall have received notice from a Lender prior to the date of any Loan that such Lender will not make available to the Agent such Lender's Commitment Percentage of such Loan, the Agent may assume that such Lender has made such amount available to the Agent on the date of such Loan in accordance with and as provided in this Section 2.2 and the Agent may, in reliance upon such assumption, make available on such date a corresponding amount to the Borrowers. If and to the extent such Lender shall not have so made its Commitment Percentage of such Loan available to the Agent and the Agent shall have made available such corresponding amount to the Borrowers, such Lender agrees to pay to the Agent forthwith on demand, and the Borrowers agree, jointly and severally, to repay to the Agent within two Business Days after demand (but only after demand for payment has first been made to such Lender and such Lender has failed to make such payment), an amount equal to such corresponding amount together with interest thereon for each day from the date the Agent shall make such amount available to the Borrowers until the date such amount is paid or repaid to the Agent, at an interest rate equal to (i) in the case of such Lender the Federal Funds Effective Rate and (ii) in all other respects at the interest rate applicable at the time to such Loans. If such Lender shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Lender's Loan for purposes of this Agreement. If the Borrowers make a repayment required by the foregoing provisions of this Section 2.2(c) and thereafter the applicable Lender or Lenders make the payments to the Agent required by this Section 2.2(c), the Agent shall promptly refund the amount of such payment.

         (d) The failure of any Lender to make the Loan to be made by it on any date shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender.

         2.3. Commitment Fee. The Borrowers, jointly and severally, shall pay to
              --------------
the Agent, for the accounts of the Lenders in accordance with their respective Commitment Percentages, a commitment fee on the average daily amount by which the Commitment Amount exceeds the aggregate principal amount of all Loans and the stated amount of all outstanding Letters of Credit during each quarter or portion thereof computed at the Commitment Fee Rate determined in accordance with the Pricing Schedule. Commitment Fees shall be determined and payable quarterly in arrears on the last day of March, June, September and December of each year, beginning March 31, 2002 and on the Revolving Credit Termination Date; provided, however, that the Borrowers shall not be liable to pay any such
      --------  -------
commitment fees for the account of a Defaulting Lender.

         2.4. Reduction of Commitment Amount. The Company may from time to time
              ------------------------------
by written notice delivered to the Agent at least seven (7) days prior to the date of the requested reduction, reduce by a minimum amount of $5,000,000 and by integral multiples of $1,000,000 any unborrowed portion of the Commitment Amount. No reduction of the Commitment Amount shall be subject to reinstatement.

         2.5. The Notes.
              ---------

         (a) The Loans shall be evidenced by the Notes executed by the Borrowers, jointly and severally, in favor of each Lender and having a final maturity of the Revolving Credit Termination Date. The Notes shall be dated on or before the date of the first Loan and shall have the blanks therein appropriately completed.

         (b) The Agent shall, and is hereby irrevocably authorized by the Borrowers to, enter in its records appropriate notations evidencing the date and the amount of each Loan, the interest rate applicable thereto and the date and amount of each payment of principal made by the Borrowers with respect thereto; and in the absence of manifest error, such notations shall constitute conclusive evidence thereof. No failure on the part of the Agent to make any notation as provided in this subsection (b) shall in any way affect any Loan or the rights or obligations of the Agent, the Lenders or the Borrowers with respect thereto.

         2.6. Duration of Interest Periods.
              ----------------------------

         (a) Subject to the provisions of the definition of Interest Period, the duration of each Interest Period applicable to a Loan shall be as specified in the applicable Notice of Borrowing or Conversion. The Borrowers shall have the option to elect a subsequent Interest Period to be applicable to such Loan by the Company's giving notice of such election to the Agent received no later than 10:00 a.m. Boston time on the Business Day on which the then applicable Interest Period ends if such Loan is to be continued as or converted to a Base Rate Loan and three Business Days before the end of the then applicable Interest Period if such Loan is to be continued as or converted to a LIBOR Loan.

         (b) If the Agent does not receive a notice of election of duration of an Interest Period for a LIBOR Loan pursuant to subsection (a) above within the applicable time limits specified therein, or if, when such notice must be given, a Default exists, the Borrowers shall be deemed to have elected to convert such Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

         (c) Notwithstanding the foregoing, the Borrowers may not select an Interest Period that would end, but for the provisions of the definition of Interest Period, after the Revolving Credit Termination Date.

         2.7. Interest Rates and Payment of Interest.
              --------------------------------------

         (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Base Rate Margin. Such interest shall be payable on the last day of each month, in arrears, commencing February 28, 2002, and when such Loans are due (whether at maturity, by reason of acceleration or otherwise).

         (b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Adjusted LIBOR Rate plus the Applicable LIBOR Margin. Such interest shall be payable for such Interest Period on the last day thereof and when such LIBOR Loan is due (whether at maturity, by reason of acceleration or otherwise) and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. The Borrowers shall not have more than fifteen LIBOR Loans outstanding at any time.

         2.8.     Changed Circumstances.
                  ---------------------

         (a)  In the event that:

         (i) on any date on which the Adjusted LIBOR Rate would otherwise be set, the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Adjusted LIBOR Rate, or

         (ii) at any time the Agent shall have determined in good faith (which determination shall be final and conclusive) that:

         (A) the making or continuation of or conversion of any Loan to a LIBOR Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the Interbank LIBOR market or
(2) compliance by any Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

         (B) the Adjusted LIBOR Rate shall no longer represent the effective cost to the Lenders for U.S. dollar deposits in the LIBOR market for deposits in which it regularly participates;

then, and in any such event, the Agent shall forthwith so notify the Company thereof. Until the Agent notifies the Company that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders and the Agent to allow selection by the Borrowers of a LIBOR Loan affected by the contingencies described in this Section 2.8(a) (herein called "Affected Loans") shall be suspended. If at the time the Agent so notifies the Company, the Company has previously given the Agent a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be void and the

Borrowers may borrow Loans of a non-affected type by giving a substitute Notice of Borrowing or Conversion Pursuant to Section 2.2 hereof.

         Upon such date as shall be specified in such notice from the Agent (which shall not be earlier than the date such notice is given) the Company shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.13, and may borrow a Loan of another type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.2 hereof.

         (b) In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

         (i) subjects any Lender to any tax not in effect on the date hereof with respect to payments of principal or interest or any other amounts payable hereunder by the Company or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), or

         (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Lender (other than such requirements as are already included in the determination of the Adjusted LIBOR
Rate), or

         (iii) imposes upon any Lender any other condition with respect to its performance under this Agreement, and the result of any of the foregoing is to increase the cost to such Lender, reduce the income receivable by such Lender or impose any expense upon such Lender with respect to any outstanding LIBOR Loans, such Lender shall notify the Company thereof. The Borrowers, jointly and severally, agree to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement in the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error.

         2.9. Capital Requirements. If after the date hereof any Lender
              --------------------
determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender or such holding company's capital as a consequence of such Lender's commitment to make Loans hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any material amount, then such Lender shall notify the Company thereof. The Borrowers, jointly and severally, agree to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Lender of a statement in the amount and setting forth such Lender's calculation thereof, which statement shall be deemed true and correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         2.10.    Payments and Prepayments of the Loans.
                  -------------------------------------

         (a) The Borrowers may make prepayments to the Agent, for the ratable accounts of the Lenders, of outstanding LIBOR Loans in amounts not less than $1,000,000 and in multiples of $500,000, without premium or penalty, on the last day of any Interest Period applicable thereto, upon three (3) Business Days' notice to the Agent. The Borrowers may make prepayments to the Agent, for the ratable accounts of the Lenders, of Base Rate Loans at any time in amounts not less than $100,000 and in multiples of $50,000, without premium or penalty, upon one Business Day's notice to the Agent. Any interest accrued on the amounts so prepaid to the date of such payment must be paid at the time of any such payment. No prepayment of the Revolving Loans during the Revolving Credit Period shall affect the Commitment Amount or impair the Borrowers' right to borrow as set forth in Section 2.1.

         (b) If at any time the sum of (i) the aggregate principal amount of outstanding Loans and (ii) the stated amount of the outstanding Letters of Credit exceeds the lesser of (A) the Borrowing Base in effect at such time or
(B) the Commitment Amount, the Borrowers, jointly and severally, shall immediately repay to the Agent for the ratable accounts of the Lenders a principal amount of Loans equal to such excess.

         2.11. Method of Payment. All payments and prepayments of principal and
               -----------------
all payments of interest shall be made by the Company, on behalf of itself, GE, GE Mail and Stores, or by any of the Borrowers, to the Agent at 100 Federal Street, Boston, Massachusetts in immediately available funds, on or before 11:00 a.m. (Boston time) on the due date thereof, free and clear of, and without any deduction or withholding for, any taxes or other payments. The Agent and the Lenders may, and the Borrowers hereby authorize the Agent and the Lenders to, debit the amount of any payment not made by such time to the demand deposit account of any Borrower with the Agent or such Lender. The Agent will, after its receipt thereof, distribute like funds relating to the payment of principal, interest or any other amounts payable hereunder ratably to the Lenders in accordance with their respective Commitment Percentages. Any payment made by the Borrowers to the Agent under this Agreement or under the Notes in the manner provided in this Agreement shall be deemed to be a payment to each of the respective Lenders, unless the provisions of this Agreement expressly provide that any such payment shall be solely for the account of the Agent or any specific Lender.

         2.12. Default Interest. Upon the occurrence and during the continuance
               ----------------
of any Default, the Borrowers, jointly and severally, shall pay to the Agent for the account of the Lenders interest on the unpaid principal balance of the Loans and the Swing Line Loans, and, to the extent permitted by applicable law, on any overdue interest and fees or any other amounts payable hereunder or under the Notes and the Swing Line Notes, at a rate per annum equal to two percent (2%) above the rate then applicable to Base Rate Loans, which interest shall be compounded monthly and payable on demand.

         2.13. Payments Not at End of Interest Period. If the Borrowers for any
               --------------------------------------
reason make any payment of principal with respect to any LIBOR Loan on any day other than the last day of an Interest Period applicable to such LIBOR Loan, or fail to borrow or continue or convert to a LIBOR Loan after giving a Notice of Borrowing or Conversion pursuant to Section 2.2, or if any LIBOR Loan is accelerated pursuant to Section 7.2(b), the Borrowers, jointly and severally, shall pay to the Agent, for the ratable accounts of the Lenders, an amount computed pursuant to the following formula.

                               L = (R - T) x P x D
                                   --------------
                                       360

L          =    amount payable to the Agent for the ratable accounts of the
                Lenders
R          =    interest rate on such Loan
T          =    effective interest rate per annum at which any readily
                marketable bond or other obligation of the United States, selected at the Agent's sole discretion, maturing on or near the last day of the then applicable Interest Period of such Loan and in approximately the same amount as such Loan can be purchased by the Agent on the day of such payment of principal or failure to borrow or continue

P          =    the amount of principal prepaid or the amount of the requested
                Loan
D          =    the number of days remaining in the Interest Period as of the date of such payment or the number of days of the requested
                Interest Period

The Borrowers shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's calculation thereof pursuant hereto.

         2.14. Computation of Interest and Fees. Interest and all fees payable
               --------------------------------
hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due, except for interest on Base Rate Loans which shall be computed daily on a basis of a year of 365/366 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to clause (a) of the definition of Interest Period), and such extension shall be included in computing interest in connection with such payment.

         2.15.   Sharing of Payments. If any Lender shall obtain any payment
                 -------------------
(whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it in excess of its ratable share (according to the then outstanding principal amount of the Loans) of payments on account of the Loans obtained by all the Lenders, such Lender shall purchase from the other Lenders such participations in the Loans held by such other Lenders as shall cause such purchasing Lender to share such payment ratably according to the then outstanding principal amount of the Loans with each of such other Lenders; provided, however, that if all or any portion of such
                    --------  -------
payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, with interest at an interest rate per annum equal to the Base Rate. The Borrowers, jointly and severally, agree that any Lender so purchasing a participation in the Loans from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation.

         2.16.   Letter of Credit Facility.
                 -------------------------

         2.16.1. The Letters of Credit. Subject to the terms and conditions
                 ---------------------
hereof, including satisfaction of the conditions set forth in Section 3.2 hereof, and provided no Default has occurred and that the Agent is generally issuing letters of credit for the account of customers in its ordinary banking business, the Agent agrees upon the request of the Company pursuant to Section
2.16.2 hereof, to issue Letters of Credit, provided that: (a) the outstanding stated amount of the Letters of Credit shall not exceed the Maximum Letter of Credit Amount; (b) the sum of (i) the outstanding stated amount of all Letters of Credit and (ii) the aggregate principal amount of all outstanding Loans shall not exceed the lesser of (A) the Borrowing Base and (B) the Commitment Amount; and (c) each Letter of Credit shall expire on or before the earlier of ten (10) days prior to the Revolving Credit Termination Date or 360 days after the issuance thereof.

         2.16.2. Issuing a Letter of Credit. The Company may request that the
                 --------------------------
Agent issue a Letter of Credit by written notice (the "L/C Notice") given to the Agent not less than two (2) Business Days prior to the proposed date of issuance of such Letter of Credit. The L/C Notice shall specify the proposed date of issuance and the beneficiary and amount of such Letter of Credit, and shall be accompanied by a letter of credit application completed to the satisfaction of, and with such amendments and modifications as may be deemed necessary by, the Agent.

         2.16.3. Letter Credit Participations.
                 ----------------------------

         (a) The Agent shall notify the Lenders on a monthly basis, reporting the issuance or any amendment or extension of any Letter of Credit. Immediately upon the issuance by the Agent of any Letter of Credit, the Agent shall be deemed to have sold to each Lender (each such Lender, in its capacity under this Section 2.16.3, an "L/C Participant"), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Agent, without recourse or warranty, an undivided interest and participation (each an "L/C Participation") to the extent of such L/C Participant's Commitment Percentage, in such Letter of Credit, any substitute Letter of Credit, each draw made thereunder and the obligations of the Borrowers under the Lender Agreements with respect thereto, and any security therefor or any pertaining thereto.

         (b) In determining whether to pay under any Letter of Credit, the Agent shall have no obligation relative to the L/C Participants other than to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted to be taken in the absence of gross negligence or willful misconduct, shall not create for the Agent any resulting liability.

         2.16.4.  Reimbursement and Other Payments.
                  --------------------------------

         (a) The Borrowers, jointly and severally, hereby agree to pay to the Agent, for the ratable accounts of the Lenders, on the date on which the Agent shall be required to pay any draft presented under any Letter of Credit, a sum (the "Reimbursement Amount") equal to: (i) the amount so paid under such Letter of Credit, plus (ii) interest on any amount remaining unpaid by the Borrowers to the Lenders under clause (i) from and including the date on which such amount becomes payable pursuant to clause (i) until payment in full, payable on demand, at a per annum rate of interest equal to the rate applicable to Base Rate Loans plus any additional interest under Section 2.12. If the Borrowers shall fail to pay to the Agent the Reimbursement Amount on the date on which the Agent shall be required to pay any draft presented under any Letter of Credit, the Agent shall, to the extent the Borrowers have availability to request a Loan, consider such failure to be a request for a Loan in the amount of the Reimbursement Amount. In the event any such Loan is made pursuant to this Section 2.16.4(a), the Agent shall notify each Lender of such Lender's Commitment Percentage of such Loan, and such Lender shall make available promptly to the Agent the corresponding amount of such Loan, all in accordance with Section 2.2 hereof. The Borrowers, jointly and severally, agree that the Agent may make any such Loan, and each Lender agrees to deliver such Lender's Commitment Percentage of such Loan, even if the making of such Loan causes the outstanding balance of all Loans to exceed the limits set forth in Section 2.1 hereof, and the Borrowers further agree that the making of such Loan by the Agent in excess of the limits set forth in Section 2.1 hereof shall constitute an automatic Events of Default under Section VII, entitling the Agent and the Lenders to exercise all rights and remedies available to them under the Lender Agreements and applicable law.

         (b) The Borrowers shall, jointly and severally, quarterly in arrears on the last day of each calendar quarter for the calendar quarter ending on such date, pay a fee (in each case, a "Letter of Credit Fee") to the Agent in respect of each Letter of Credit issued, extended or renewed at the request of the Borrowers equal to the face amount of each Letter of Credit multiplied by the Letter of Credit Fee Rate per annum. The Agent shall, in turn, remit to each Lender its pro rata portion of such Letter of Credit Fee. In addition, the Borrowers shall, jointly and severally, pay to the Agent, for its own account, (a) on standby Letters of Credit, a fronting fee equal to 0.125% per annum of the stated amount, payable quarterly in arrears, and (b) on the date of issuance, or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, the Agent's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

         (c) If prior to the time a Loan would have otherwise been made pursuant to Section 2.16.4(a) one of the events described in Section 7.1(g) or (h) shall have occurred and be continuing, each Lender shall, on the date such Loan was to have been made pursuant to the provisions of paragraph (a) above (the "Reimbursement Date"), purchase an undivided participating interest in an amount equal to (i) its Commitment Percentage times (ii) the aggregate principal amount of the Reimbursement Amount then outstanding which was to have been repaid with such Loan (the "Letter of Credit Participation Amount"). On the Reimbursement Date, each Lender shall transfer to the Agent, in immediately available funds, such Lender's Letter of Credit Participation Amount and upon receipt thereof the Agent shall deliver to such Lender a Letter of Credit Loan Participation Certificate dated the date of the Lender's receipt of such funds and in such Letter of Credit Participation Amount.

         2.16.5. Obligations Absolute. The obligations of the Borrowers with
                 --------------------
respect to the Letters of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

         (a) any lack of validity or enforceability of the Letters of Credit or this Agreement;

         (b) any amendment or waiver of or any consent to or actual departure from this Agreement;

         (c) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for which any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with this Agreement, the transactions contemplated herein or in any other agents or any unrelated transaction;

         (d) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

         (e) payment by the Agent under a Letter of Credit against presentation by the beneficiary thereof of a draft or certificate which does not comply with terms of such

Letter of Credit; or

         (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         The obligations of the Borrower under this Section 2.16.5 shall not limit any rights or claims of the Borrowers under Section 2.16.6 or 2.16.8 hereof.

         2.16.6. The Uniform Customs and Practice. The Uniform Customs and
                 --------------------------------
Practice for Documentary Credits (ICC Publication No. 500) shall be binding on the Borrowers, the Lenders and the Agent. The Borrowers assume all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to such Letter of Credit. In furtherance of, and not in limitation of the Agent's rights and powers under the Uniform Customs and Practice, but subject to all other provisions of this Section 2.16.6, it is understood and agreed that the Agent shall not have any liability for, and that the Borrowers assume all responsibility for: (a) the genuineness of any signature; (b) the form, correctness, validity, sufficiency, genuineness, falsification and legal effect of any draft, certification or other document required by a Letter of Credit or the authority of the Person signing the same; (c) the failure of any instrument to bear any reference or adequate reference to a Letter of Credit or the failure of any Persons to note the amount of any instrument on the reverse of a Letter of Credit or to surrender a Letter of Credit or otherwise to comply with the terms and conditions of a Letter of Credit; (d) the good faith or acts of any Person other than the Agent and its agents and employees; (e) the existence, form, sufficiency or breach of or default under any agreement or instrument of any nature whatsoever; (f) any delay in giving or failure to give any notice, demand or protest; and (g) any error, omission, delay in or nondelivery of any notice or other communication, however sent. The determination as to whether the required documents are presented prior to the expiration of a Letter of Credit and whether such other documents are in proper and sufficient form for compliance with a Letter of Credit shall be made by the Agent in its sole discretion, which determination shall be conclusive and binding upon the Borrowers. It is agreed that the Agent may honor, as complying with the terms of the Letters of Credit and this Agreement, any documents otherwise in order and signed or issued by the beneficiary thereof. Any action, inaction or omission on the part of the Agent under or in connection with the Letters of Credit or any related instruments or documents, if in good faith and in conformity with such laws, regulations or commercial or banking customs as the Agent may reasonably deem to be applicable, shall be binding upon the Borrowers, shall not place the Agent or the Lenders under any liability to the Borrowers, and shall not affect, impair or prevent the vesting of any of the Agent's or the Lenders' rights or powers hereunder or the Borrowers' obligation to make full reimbursement.

         2.16.7. Modification, Consent, etc. If the Borrowers, either in writing
                 --------------------------
or orally, request or consent to any modification or extension of a Letter of Credit or waive failure of any draft, certificate or other documents to comply with the terms of a Letter of Credit, the Agent shall be entitled to rely and shall be deemed to have relied on such request, consent or waiver with respect to any action taken or omitted by the Agent pursuant to any such request, consent or waiver, and such extension, modification or waiver binding upon the Borrowers.

         2.16.8. Liability of the Agent and the Lenders. Neither the Agent, the
                 --------------------------------------
Lenders nor any of their officers or directors shall be liable or responsible for: (a) the use which may be made of the Letters of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Agent against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to a Letter of Credit; or (d) any other circumstances whatsoever in making or failure to make payment under a Letter of Credit, except that notwithstanding anything in this Section 2.16.8 to the contrary, the Borrowers shall have a claim against the Agent, and the Agent shall be liable to the Borrowers, to the extent but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrowers which were caused by the Agent's failure to conform to the standards of the Uniform Customs and Practice. In furtherance and not in limitation of the foregoing, the Agent may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Nothing contained in this Section 2.16.8 shall affect the Agent's responsibilities under Section 2.16.6.

         2.16.9. Outstanding Letters of Credit. As of the date of this
                 -----------------------------
Agreement, certain letters of credit are outstanding from Fleet for the account of the Company under the 1999 Credit Agreement, which letters of credit are described on Schedule 2.16.9 hereto. The parties hereto acknowledge and agree
             ---------------
that upon execution of this Agreement, all letters of credit described on
Schedule 2.16.9 hereto shall automatically be deemed to be Letters of Credit
---------------
hereunder without the necessity of any further action on the part of the Company, the Lenders or the Agent.

         2.17. Swing Line Commitment. Subject to the terms and conditions
               ---------------------
hereof, Fleet (in such capacity, the "Swing Line Lender") agrees to make available to the Borrowers a portion of the credit otherwise available to the Borrowers hereunder from time to time prior to the Revolving Credit Termination Date by making swing line loans ("Swing Line Loans") to the Borrowers, jointly and severally, in an aggregate principal amount not to exceed at any one time outstanding the Swing Line Commitment; provided that (a) the aggregate principal
                                       --------
amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Loans hereunder, may exceed the Swing Line Commitment then in effect) and (b) the Borrowers shall not request, and the Swing Line Lender shall not be obligated to make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Loans, the Swing Line Loans and the stated amount of all Letters of Credit exceed the lesser of the Borrowing Base in effect at such time and the Commitment Amount. Prior to the Revolving Credit Termination Date, the Borrowers may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only. The Borrowers may use the proceeds of Revolving Credit Advances from time to time to repay any outstanding Swing Line Loans. The Borrowers, jointly and severally, shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date. On the Closing Date, the Borrowers shall deliver to the Swing Line Lender a Swing Line Note to evidence the Swing Line Loans from time to time made by the Swing Line Lender to the Borrowers hereunder.

         2.18. Procedure for Swing Line Borrowing; Interest on Swing Line Loans.
               ----------------------------------------------------------------
Whenever the Borrowers desire that the Swing Line Lender make Swing Line Loans under Section 2.18, the Company shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., Boston time, on the proposed borrowing date), specifying (a) the amount to be borrowed and, (b) the requested borrowing date (which shall be a Business Day prior to the Revolving Credit Termination Date); and not later than 3:00 P.M., Boston time, on the borrowing date specified in the notice in respect of Swing Line Loans, the Swing Line Lender shall make the proceeds of such Swing Line Loan available to the Company, as agent for the Borrowers on such borrowing date in accordance with the instructions of the Company. The Borrowers, jointly and severally, shall pay interest on the unpaid balance of the Swing Line Loans from time to time outstanding at a per annum rate equal to the Base Rate. Interest on the Swing Line Loans shall be payable monthly in arrears on the last day of each month, commencing February 28, 2002 and continuing until all of the Indebtedness of the Borrowers to the Swing Line Lender hereunder shall have been paid in full.

         2.19. Refunded Swing Line Loans; Swing Line Loan Participations. (a)
               ---------------------------------------------------------
The Swing Line Lender, at any time and from time to time in its sole and absolute discretion, but in any event at least once every fourteen days, may, on behalf of the Borrowers (which hereby irrevocably direct the Swing Line Lender to act on their behalf) on one Business Day's notice given by the Swing Line Lender no later than 12:00 noon, Boston time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Credit Advance in an amount equal to such Lender's Commitment Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Unless any of the events described in Section 7.1(g) or (h) shall have occurred and be continuing (in which case the procedures of Section 2.19(c) shall apply), each Lender shall make the amount of such Revolving Credit Advance available to the Agent at its office in immediately available funds, not later than 10:00 A.M., Boston time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Advances shall be immediately applied by the Swing Line Lender to repay the Refunded Swing Line Loans. Effective on the day such Revolving Credit Advances are made, the portion of the Swing Line Loans so paid shall no longer be outstanding as Swing Line Loans and shall be outstanding as Revolving Credit Advances and owed to the Lenders in accordance with their respective Commitment Percentages. The Borrowers irrevocably authorize the Swing Line Lender to charge the Borrowers' accounts with the Agent (up to the amount available in each such account) to immediately pay the amount of such Refunded Swing Line Loans to the extent amounts received from the Lenders are not sufficient to repay all such Refunded Swing Line Loans.

         (b) The making of any Swing Line Loan hereunder shall be subject to the satisfaction of the applicable conditions precedent thereto set forth in Section
3.2. The Swing Line Lender shall notify the Company of its election not to make Swing Line Loans hereunder as a result of the failure to satisfy such conditions precedent, unless an Event of Default of the type specified in Section 7.1(g) or
(h) shall have occurred and be continuing.

         (c) If prior to the time a Revolving Credit Advance would have otherwise been made pursuant to Section 2.2(a) one of the events described in
Section 7.1(g) or (h) shall have occurred and be continuing, each Lender shall, on the date such Revolving Credit Advance was to have been made pursuant to the notice referred to in Section 2.19(a) (the "Refunding Date"), purchase an undivided participating interest in an amount equal to (i) its Commitment Percentage times (ii) the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Advances (the "Swing Line Participation Amount"). On the Refunding Date, each Lender shall transfer to the Swing Line Lender, in immediately available funds, such Lender's Swing Line Participation Amount, and upon receipt thereof the Swing Line Lender shall deliver to such Lender a Swing Line Loan Participation Certificate dated the date of the Swing Line Lender's receipt of such funds in such Swing Line Participation Amount.

         (d) Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

         (e) Each Lender's obligation to make the Loans referred to in Section 2.19(a) and to purchase a participating interest pursuant to Section 2.19(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrowers may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Section 3.2; (iii) any adverse change in the condition (financial or otherwise) of the Borrowers; (iv) any breach of this Agreement or any other Lender Agreement by the

Borrowers or any other Lender; or (v) any other circumstances, happening or event whatsoever, whether or not similar to any of the foregoing.

         2.20. Use of Proceeds. The proceeds of all Loans and Swing Line Loans
               ---------------
shall be used by the Borrowers as follows: (a) the initial Revolving Credit Loan shall be used to repay in full all amounts outstanding for Loans and Revolving Credit Advances under the 1999 Credit Agreement, and (b) all future Revolving Credit Advances and all Swing Line Loans shall be used for general working capital and other general corporate purposes, including repurchases of stock of the Parent permitted hereunder.

         2.21. Guaranty of Parent. The Parent hereby unconditionally guaranties
               ------------------
to the Agent and the Lenders the prompt payment and performance of (a) all liabilities and obligations and Indebtedness, direct or indirect, matured or unmatured, primary or secondary, certain or contingent, of the Borrowers and the Brookstone Subsidiaries (including without limitation, costs and expenses incurred by the Agent and the Lenders in attempting to collect or enforce any of the foregoing), accrued in each case to the date of payment, and (b) the performance of all other agreements, covenants and conditions of the Borrowers and the Brookstone Subsidiaries with respect thereto set forth in this Agreement and all other Lender Agreements. The responsibilities and obligations of the Borrowers and the Brookstone Subsidiaries to the Agent and the Lenders described in the preceding sentence are hereinafter referred to collectively as the "Guaranteed Obligations." The guaranty pursuant to this Section 2.21 is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by the Borrowers and the Brookstone Subsidiaries of the Guaranteed Obligations and not of collectability of the Guaranteed Obligations, and is in no way conditioned upon any requirement that the Agent or the Lenders first attempt to collect any of the Guaranteed Obligations from the Borrowers and the Brookstone Subsidiaries or resort to any security or other means of obtaining payment of any of the Guaranteed Obligations which the Agent or the Lenders now has or may acquire after the date hereof, or upon any other contingency whatsoever. Upon any default by the Borrowers or the Brookstone Subsidiaries in the full and punctual payment and performance of the Guaranteed Obligations, the liabilities and obligations of the Parent hereunder shall, at the option of the Agent, become forthwith due and payable to the Agent, for the ratable benefit of the Agent and the Lenders, without demand or notice of any nature, all of which are expressly waived by the Parent. Payments by the Parent under this Section 2.21 may be required by the Agent or the Lenders on any number of occasions. The Parent waives presentment, demand, protest, notice of acceptance, notice of Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and the Brookstone Subsidiaries, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Parent agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Guaranteed Obligations and agrees that the obligations of the Parent hereunder shall not be released or discharged, in whole or in part, or otherwise affected by any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing securing or otherwise executed in connection with any Guaranteed Obligation. Until the payment and performance in full of all Guaranteed Obligations and any and all obligations of the Borrowers and the Brookstone Subsidiaries to any affiliate of the Agent or the Lenders, the Parent shall not exercise any rights against the Borrowers and the Brookstone Subsidiaries arising as a result of payment by the Parent hereunder, by way of subrogation or otherwise. The payment of any amounts due with respect to any indebtedness of the Borrowers and the Brookstone Subsidiaries now or hereafter held by the Parent is hereby subordinated to the prior payment in full of the Guaranteed Obligations.

         2.22. Replacement of Lenders. If any Lender (an "Affected Lender")
               ----------------------
defaults in its obligation to make Loans, in accordance with the terms of this Agreement, the Borrowers may, within ninety (90) days of receipt of notice of such default, by notice (a "Replacement Notice") in writing to the Agent and such Affected Lender (a) request the Affected Lender to cooperate with such Borrowers in obtaining a replacement bank satisfactory to the Agent and such Borrowers (the "Replacement Lender"); (b) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Loans and Commitment Percentage, as provided herein, but none of such Lenders shall be under an obligation to do so; or (c) designate a Replacement Lender reasonably satisfactory to the Agent (which shall be deemed to be satisfactory if a Successor Lender). If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Loans and Commitment Percentage, then such Affected Lender shall assign, in accordance with Section 9.2, all of its Commitment Percentage, Loans, Notes and other rights and obligations under this Agreement and all other Lender Agreements to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that prior to any such
                                    --------  -------
assignment, such Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under this Agreement. Upon the effective date of such assignment, such Borrower shall issue replacement Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a "Lender" for all purposes under this Agreement and the other Loan Agreements.

         2.23. Extension of Revolving Credit Termination Date.
               ----------------------------------------------

               (a) At any time after the first anniversary of the date this Agreement but prior to the Revolving Credit Termination Date, the Company, by written notice to the Agent, may request an extension of the Revolving Credit Termination Date by a period of one year from the date then in effect. The Agent shall promptly send each Lender a copy of such extension request, and each Lender shall in turn, in its sole discretion, not later than the thirty (30) days following the date of such extension request, notify the Company and the Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Agent and the Company in writing of its consent to any such extension request on or before such 30/th/ day (such 30/th/ day hereinafter referred to as the "Extension Date"), such Lender shall be deemed not to have consented to such request. The Agent shall notify the Company on or prior to the Extension Date of the decision of the Lenders regarding the Company's request for an extension of the Revolving Credit Termination Date.

                  (b) If all Lenders consent in writing to such request in accordance with subsection (a) of this Section 2.23, the Revolving Credit Termination Date in effect at such time shall, effective as at the Extension Date, be extended for a period of one year, provided, however, that on the
                                            --------  -------
Extension Date the applicable conditions set forth in Sections 3.1 and 3.2 shall be satisfied. If fewer than all Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.23, the Revolving Credit Termination Date in effect at such time shall be extended, but only as to those Lenders who consented to such extension, and only if the aggregate Commitment Amount of the consenting Lenders would equal or exceed $75,000,000. To the extent the aggregate Commitment Amount would not equal or exceed $75,000,000, the Revolving Credit Termination Date shall not be extended. In addition, to the extent the Revolving Credit Termination Date is not extended as to any Lender, then (i) such Lender's Commitment Percentage of the Commitment Amount shall remain in effect until, and automatically terminate in whole upon, the original unextended Revolving Credit Termination Date, and (ii) upon such termination as to such Lender, the aggregate Commitment Amount of the Lenders under this Agreement shall be automatically reduced by an amount equal to such terminated Commitment Percentage. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Revolving Credit Termination Date. It is further understood and agreed that in no event shall the Commitment Percentage of the Lenders hereunder extend for a period longer than 365 days from the original Revolving Credit Termination Date.

                                   SECTION III

                    CONDITIONS OF LOANS AND LETTERS OF CREDIT

         3.1.     Conditions Precedent to Initial Loan. The obligation of the
                  ------------------------------------
Lenders to make the initial Loan is subject to the condition precedent that the Agent shall have received, in form and substance satisfactory to Agent and its counsel, the following:

         (a) each of the Lender Agreements, duly authorized, executed and delivered by the respective parties thereto;

         (b) certificates of the Secretary or an Assistant Secretary of the Parent, each Borrower, and each of the Brookstone Subsidiaries with respect to resolutions of the Board of Directors authorizing the execution and delivery of the Lender Agreements to which they are respectively a party and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement and the other Lender Agreements, and pending specimen signatures of such officers;

         (c) certificates of incorporation of each of the Parent, each Borrower and each of the Brookstone Subsidiaries and all amendments and supplements thereto, filed in the office of the Secretaries of State of Delaware and New Hampshire, respectively, and each certified by said Secretaries of State as being a true and correct copy thereof;

         (d) the by-laws of each of the Parent, each Borrower and each of the Brookstone Subsidiaries and all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary of the Parent, each Borrower, and each of the Brookstone Subsidiaries, respectively as being a true and correct copy thereof;

         (e) certificates of the Secretaries of State of the jurisdictions of organization of each of the Parent, each Borrower and each of the Brookstone Subsidiaries, as to legal existence and good standing of each of the Parent, each Borrower and each of the Brookstone Subsidiaries in such states, and certificates of Secretaries of State with respect to authority to do business from such states as are requested by the Agent;

         (f) an opinion addressed to it from Cook, Little, Rosenblatt & Manson, p.l.l.c., counsel to the Parent, each Borrower,and each of the Brookstone Subsidiaries, substantially in the form of Exhibit H hereto;
                                           ---------

         (g) the Borrowers' three-year financial plan, and the Agent shall be satisfied therewith and otherwise shall have completed its due diligence;

         (h) satisfaction that the Arranger has syndicated the Commitment Amount in a manner mutually satisfactory to the Borrowers and the Agent;

         (i) payment to Fleet of all accrued commitment fees under the 1999 Credit Agreement;

         (j) the Security Documents and the appropriate financing statements (in the name of the Parent, each Borrower and each of the Brookstone Subsidiaries) and other documents in respect thereto and necessary to enable the Agent to perfect a legal, valid and enforceable first-priority security interest thereunder (subject to Permitted Encumbrances) shall have been duly executed by each such Person, and filed or recorded, as applicable, in all appropriate filing offices or other locations necessary for the perfection of such first-priority interests (subject to Permitted Encumbrances), and all other actions necessary for the perfection of such interests shall have been completed. The Agent shall have received reports concerning the results of searches of the Uniform Commercial Code filing offices for the Parent, each Borrower and each of the Brookstone Subsidiaries in each jurisdiction requested by the Agent where Collateral or other assets are located made no more than 30 days prior to the date of this Agreement. The Agent shall have received the original stock certificates, together with stock powers endorsed in blank, for
(i) all of the issued and outstanding capital stock of each domestic U.S. Subsidiary of the Parent, and (ii) 65% of the issued and outstanding capital stock of each foreign Subsidiary of the Parent. The Lender shall have received satisfactory evidence that liability insurance (including umbrella coverage) and casualty insurance, including any insurance as is required by the Security

Documents, to be in effect in respect of all real and personal property and fixtures, of the Parent, each Borrower and each of the Brookstone Subsidiaries is in effect and the interest of the Agent as loss payee and additional insured has been duly endorsed upon all instruments of insurance issued in respect of such property and in respect of liability. All such insurance shall provide for 30 days' advance written notice to the Agent of any cancellation thereof;

        (k) the Agent shall have received reasonably satisfactory evidence that the Parent, the Borrowers and the Brookstone Subsidiaries are solvent, and will be solvent after giving effect to the Loans to be made hereunder on the date of this Agreement; and

        (l) such other documents, and evidence of the completion of such other matters, as counsel for the Agent may reasonably deem necessary or appropriate.

        3.2. Conditions Precedent to All Loans and Letters of Credit. The
             -------------------------------------------------------
Lenders' obligation to make each Loan, including the initial Loan, or continue or convert Loans to Loans of another type, or issue or extend any Letter of Credit, are further subject to the following conditions:

        (a) timely receipt by the Agent of the Notice of Borrowing or Conversion as provided in Section 2.2 or an L/C Notice as provided in Section 2.16.2;

        (b) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion or L/C Notice and on the effective date of the making, continuation or conversion of each Loan or issuance or extension of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date);

        (c) the sum of (i) the aggregate principal amount of outstanding Loans and (ii) the stated amount of the outstanding Letters of Credit, after the making, continuation or conversion of such Loan or issuance or extension of such Letter of Credit, will not exceed the lesser of (A) the Borrowing Base in effect as of the end of the Borrowers' previous fiscal month or (B) the Commitment Amount,

        (d) no Default shall have occurred and be continuing, or would result from such Loan or Letter of Credit;

        (e) the resolutions referred to in Section 3.1(c) shall remain in full force and effect; and

        (f) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for any Lender, would make it illegal or against the policy of any governmental agency or authority for any Lender to make Loans or issue Letters of Credit hereunder.

        The making of each Loan and issuance or extension of each Letter of Credit shall be deemed to be a representation and warranty by the Company on the date of the making, continuation or conversion of such Loan or issuance or extension of such Letter of Credit as to the satisfaction of the conditions set forth in subsections (b) through (e) of this Section 3.2.

                                   SECTION IV

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Loans hereunder, the Parent and the Borrowers jointly and severally represent and warrant to the Agent and the Lenders that:

         4.1. Organization and Qualification. Each of the Parent and its
              ------------------------------
Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (c) is duly qualified and in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where the nature of its properties or business requires such qualification, except to the extent any such failure to be duly qualified or in good standing does not have a material adverse effect on the assets, business, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries considered as a whole.

         4.2. Corporate Authority. The execution, delivery and performance of
              -------------------
the Lender Agreements and the transactions contemplated hereby and thereby are within the corporate power and authority of the Parent, the Borrowers and the Brookstone Subsidiaries and have been authorized by all necessary corporate proceedings, and do not and will not (a) require any consent or approval of the stockholders of the Parent, the Borrowers or any of the Brookstone Subsidiaries,
(b) contravene any provision of the charter documents or by-laws of the Parent, the Borrowers or any of the Brookstone Subsidiaries or any law, rule or regulation applicable to the Parent, the Borrowers or any of the Brookstone Subsidiaries, (c) contravene any provision of, or constitute an event of default or event that, but for the requirement that time elapse or notice be given, or both, would constitute an event of default under, any other agreement, instrument, order or undertaking binding on the Parent, the Borrowers or any of the Brookstone Subsidiaries, or (d) result in or require the imposition of any Encumbrance on any of the properties, assets or rights of the Parent, the Borrowers or any of the Brookstone Subsidiaries.

         4.3. Valid Obligations. The Lender Agreements and all of their
              -----------------
respective terms and provisions are the legal, valid and binding obligations of the Parent and the Borrowers, with respect to this Agreement, the Borrowers, with respect to the Notes, and the Parent, the Borrowers and the Brookstone Subsidiaries with respect to the other Lender Agreements to which they are a party, enforceable in accordance with their respective terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, and except as the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         4.4. Consents or Approvals. The execution, delivery and performance of
              ---------------------
the Lender Agreements and the transactions contemplated herein and therein do not require any approval or consent of, or filing or registration with, any governmental or other agency or authority, or any other party, except filings under the Uniform Commercial Code in connection with the Collateral.

         4.5. Title to Properties; Absence of Encumbrances. Each of the Parent
              --------------------------------------------
and its Subsidiaries has good and marketable title to all of the properties, assets and rights of every name and nature now used in the conduct of its business, including, without limitation, such properties, assets and rights as are reflected in the financial statements referred to in Section 4.6 (except such properties, assets or rights as have been disposed of in the ordinary course of business since the date thereof), free from all Encumbrances except Permitted Encumbrances or those Encumbrances disclosed in Exhibit C hereto, and,
                                                          ---------
except as so disclosed, free from all defects of title that might materially adversely affect such properties, assets or rights, taken as a whole.

         4.6. Financial Statements. The Parent has furnished to the Lenders its
              --------------------
consolidated balance sheet as of February 3, 2001 and its related consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal year then ended, and related footnotes, audited and certified by Price Waterhouse Coopers LLP. The Parent has also furnished to the Lenders its unaudited consolidated balance sheet as of November 3, 2001 and its related unaudited consolidated statements of income, changes in stockholders' equity and cash flow for the fiscal quarter then ended, certified by the principal financial officer of the Parent. All such financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods specified (except that the unaudited financial statements are without footnotes) and present fairly the financial position of the Parent and its Subsidiaries as of such dates and the results of the operations of the Parent and its Subsidiaries for such periods (except, as to the unaudited financial statements, subject to normal, recurring year-end adjustments). There are no liabilities, contingent or otherwise, not disclosed in such financial statements or in Exhibit C hereto that involve a material
                                   ---------
amount. There has been no material adverse change in the assets, business, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries since November 3, 2001.

         4.7. Defaults.  No Default exists.
              --------

         4.8. Taxes. The Parent and each Subsidiary have filed all federal,
              -----
state and other tax returns or appropriate extensions required to be filed, and all taxes, assessments and other governmental charges due from the Parent and each Subsidiary have been fully paid, except for immaterial amounts which are being contested by appropriate proceedings. The Parent and each Subsidiary have established on their books reserves adequate for the payment of all federal, state and other tax liabilities.

         4.9.  Litigation. Except as set forth on Exhibit D hereto, there is no
               ----------                         ---------
litigation, arbitration, proceeding or investigation pending, or, to the knowledge of the Parent's or any Subsidiary's officers, threatened, against the Parent or any Subsidiary that, if adversely determined, could result in a material judgment not fully covered by insurance, could result in a forfeiture of all or any substantial part of the property of the Parent or its Subsidiaries, or could otherwise have a material adverse effect on the assets, business, condition (financial or otherwise) or prospects of the Parent or any Subsidiary.

         4.10. Use of Proceeds. Following the application of the proceeds of
               ---------------
each Loan, the value of all "margin stock" as such term is used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. 221 and 224, as amended, of the Parent will not exceed 25% of the value of the total assets of the Parent that are subject to the restrictions set forth in Section
6.5 and 6.6.

         4.11. Subsidiaries. All the Subsidiaries of the Parent are listed on
               ------------
Exhibit E hereto. The Parent or a Subsidiary of the Parent is the owner, free
---------
and clear of all liens and encumbrances, of all of the issued and outstanding stock of each Subsidiary, except with respect to Properties which has issued stock to other shareholders as described on Exhibit E hereto. All shares of such
                                            ---------
stock have been validly issued and are fully paid and nonassessable, and no rights to subscribe to any additional shares have been granted, and no options, warrants or similar rights are outstanding. Brookstone Realty, Inc. conducts no business and owns no property, assets or rights of any name or nature.

         4.12. Investment Company Act. Neither the Parent nor any of its
               ----------------------
Subsidiaries is subject to regulation under the Investment Company Act of 1940, as amended.

         4.13. Compliance with ERISA. Except as disclosed on Schedule 4.13, the
               ---------------------                         -------------
Parent and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA; and no "prohibited transaction" or "reportable event" (as such terms are defined in ERISA) has occurred with respect to any Plan.

         4.14. Environmental Matters.
               ---------------------

         (a) The Parent and each of its Subsidiaries have obtained all permits, licenses and other authorizations which are required under all Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a material adverse effect on the assets, business, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries. The Parent and each of its Subsidiaries are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent failure to comply would not have a material adverse effect on the assets, business, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries.

         (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of the Parent or any Subsidiary, threatened by any governmental or other entity with respect to any alleged failure by the Parent or any of its Subsidiaries to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including, without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials, except to the extent that such notice, complaint, penalty or investigation did not or could not result in the remediation of any property owned or used by the Parent or any of its Subsidiaries costing in excess of $100,000 per occurrence or $500,000 in the aggregate.

         (c) To the best of the knowledge of the Parent or any Subsidiary, no material oral or written notification of a release of a Hazardous Material has been filed by or on behalf of the Parent or any of its Subsidiaries and no property now or previously owned, leased or used by the Parent or any of its Subsidiaries is listed or proposed for listing on The National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of sites requiring investigation or clean-up.

         (d) There are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the real property or properties owned, or to the best knowledge of the Parent and its Subsidiaries, any real property leased or used, by the Parent or any of its Subsidiaries and no governmental actions have been taken or are in process which could subject any of such properties to such liens or encumbrances or, as a result of which the Parent or any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

         (e) Neither the Parent nor any of its Subsidiaries nor, to the best knowledge of the Parent or any Subsidiary but without conducting any special investigation, any previous owner, tenant, occupant or user of any property owned, leased or issued by the Parent or any of its Subsidiaries, has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, in or about such property, except to the extent commonly used in day-to-day operations of such property and in such case only in compliance with all Environmental Laws, or (ii) transported any Hazardous Materials to, from or across such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws; nor to the best knowledge of the Parent, but without conducting any special investigation, have any Hazardous Materials migrated from other properties upon, about or beneath such property, nor, to the best knowledge of the Parent or any Subsidiary, are any Hazardous Materials presently constructed, deposited, stored or otherwise located on, under, in or about such property except to the extent commonly used in day-to-day operations of such property and, in such case, in compliance with, all Environmental Laws.

         4.15. Collateral. All of the Obligations under or in respect of the
               ----------
Lender Agreements will at all times be entitled to the benefits of and be secured by each of the Security Documents, except to the extent provided in
Section 11.13.

                                    SECTION V

                              AFFIRMATIVE COVENANTS

         So long as the Lenders have any commitment to make Loans or issue Letters of Credit hereunder or any Loan or other Obligation remains outstanding, the Parent and the Borrowers covenant, jointly and severally, as follows:

         5.1.  Financial Statements and other Reporting Requirements. The Parent
               -----------------------------------------------------
shall furnish to the Agent and to each Lender:

         (a) as soon as available to the Parent, but in any event within 90 days after the end of each of its fiscal years, a consolidated and consolidating balance sheet as of the end of, and a related consolidated and consolidating statement of income, changes in stockholders' equity and cash flow for, such year, audited and certified by Price Waterhouse Coopers LLP (or other independent certified public accountants acceptable to the Agent and the Lenders) in the case of such consolidated statements, and certified by the chief financial officer in the case of such consolidating statements; and, concurrently with such financial statements, a copy of said certified public accountants' management report and a written statement by such accountants that, in the making of the audit necessary for their report and opinion upon such financial statements they have obtained no knowledge of any Default set out in Sections 5.7, 5.8, 5.9, 6.1 and 6.10 or, if in the opinion of such accountants any such Default exists, they shall disclose in such written statement the nature and status thereof;

         (b) as soon as available to the Parent, but in any event within 45 days after the end of each of its fiscal quarters, commencing with the fourth fiscal quarter of fiscal year 2001, a consolidated balance sheet as of the end of, and a related consolidated statement of income and cash flow for, the period then ended, certified by the principal financial officer of the Parent but subject, however, to normal, recurring year-end adjustments that shall not in the aggregate be material in amount;

         (c) concurrently with the delivery of each financial statement pursuant to subsections (a) and (b) of this Section 5.1, a report in substantially the form of Exhibit F hereto signed on behalf of the Parent by its chief financial
   ---------
officer;

         (d) within ten (10) business days after the end of each fiscal month, a report in substantially the form of Exhibit G hereto signed on behalf of the
                                    ---------
Borrowers by their respective chief financial officers;

         (e) promptly after the receipt thereof by the Parent, copies of any reports submitted to the Parent by independent public accountants in connection with any interim review of accounts of the Parent made by such accountants;

         (f) promptly after the same are available, copies of all proxy statements, financial statements and reports as the Parent shall send to its stockholders or as the Parent may file with the Securities and Exchange Commission or any governmental authority (excluding tax returns, except on request) at any time having jurisdiction over the Parent or its Subsidiaries;

         (g) if and when the Parent or any Borrower gives or is required to give notice to the PBGC of any "Reportable Event" (as defined in Section 4043 of ERISA) with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that any member of the Controlled Group or the Plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC;

         (h) immediately upon becoming aware of the existence of any condition or event that constitutes a Default, written notice thereof specifying the nature and duration thereof and the action being or proposed to be taken with respect thereto;

         (i) promptly upon becoming aware of any litigation or of any investigative proceedings by a governmental agency or authority commenced or threatened against the Parent or any of its Subsidiaries of which it has notice, the outcome of which would or might have a materially adverse effect on the assets, business, condition (financial or otherwise) or prospects of the Parent and its Subsidiaries on a consolidated basis, written notice thereof and the action being or proposed to be taken with respect thereto;

         (j) promptly upon becoming aware of any investigative proceedings by a governmental agency or authority commenced or threatened against the Parent or any of its Subsidiaries regarding any potential violation of Environmental Laws or any spill, release, discharge or disposal of any Hazardous Material, written notice thereof and the action being or proposed to be taken with respect thereto;

         (k) within 45 days after the beginning of each fiscal year, budgets for the Parent and its Subsidiaries for such fiscal year, on a quarter-by-quarter basis and in such detail as the Agent may reasonably request; and

         (l) from time to time, such other financial data and information about the Parent or its Subsidiaries as the Agent or the Lenders may reasonably request.

         5.2. Conduct of Business. Each of the Parent and its Subsidiaries
              -------------------
shall:

         (a) duly observe and comply in all material respects with all applicable laws and valid requirements of any governmental authorities relative to its corporate existence, rights and franchises, to the conduct of its business and to its property and assets (including without limitation all Environmental Laws and ERISA), and shall maintain and keep in full force and effect all licenses and permits necessary in any material respect to the proper conduct of its business;

         (b)  maintain its corporate existence; and

         (c) remain engaged substantially in its existing business -- the Parent will continue to be a holding company, conducting no business, incurring no Indebtedness (other than as permitted under Sections 6.1 and 6.2) and holding no assets other than 100% of the stock of the Company; the Borrowers will not change the nature or scope of their businesses in any material respect from that which exists on the date hereof; and the other Subsidiaries will continue their current operations as in effect at closing (including, in the case of Brookstone Realty, Inc. and Brookstone Fork Distribution, conducting no business and owning no assets).

         5.3. Maintenance and Insurance. Each of the Parent and its Subsidiaries
              -------------------------
shall maintain its properties in good repair, working order and condition as required for the normal conduct of its business. Each of the Parent and its Subsidiaries shall at all times maintain liability and casualty insurance with financially sound and reputable insurers in such amounts as the officers of the Parent in the exercise of their reasonable judgment deem to be adequate. Unless the Agent determines that the Collateral Release Conditions have been satisfied, the Agent shall at all times be named as loss payee and additional insured under such liability and casualty insurance and shall be given thirty (30) days' advance written notice of any cancellation thereof. If the Parent at any time fails to provide such insurance, the Agent, in its sole discretion, may provide such insurance and charge the cost (plus applicable interest) to any loan account or to the deposit accounts of the Parent or the Borrowers with the Agent or any Lender. On request of the Agent from time to time, the Parent shall furnish to the Agent and the Lenders certificates or other evidence satisfactory to the Agent and the Lenders of compliance with the foregoing insurance provisions.

         5.4. Taxes. The Parent shall pay or cause to be paid all taxes,
              -----
assessments or governmental charges on or against it or any of its Subsidiaries or its or their properties on or prior to the time when they become due; provided that this covenant shall not apply to any tax, assessment or charge
--------
that is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established and are being maintained in accordance with generally accepted accounting principles if no proceedings shall have been commenced to foreclose any lien securing such tax, assessment or charge.

         5.5. Inspection. The Parent shall permit the Agent and the Lenders or
              ----------
their designees, at any reasonable time, and upon reasonable notice (or if a Default shall have occurred and is continuing, at any time and without prior notice), to (a) visit and inspect the properties of the Parent and its Subsidiaries, (b) examine and make copies of and take abstracts from the books and records of the Parent and its Subsidiaries, and (c) discuss the affairs, finances and accounts of the Parent and its Subsidiaries with their appropriate officers, employees and accountants. In handling such information the Agent and the Lenders shall exercise the same degree of care that they exercise with respect to their own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to subsections 5.1(a), (b), or (c) except that disclosure of such information may be made (i) to the subsidiaries, affiliates, employees, officers, directors, or advisors of the Agent and the Lenders in connection with their present or prospective business relations with the Parent, (ii) to prospective transferees or purchasers of an interest in the Loans (so long as any such transferee is regularly engaged in the business of making loans similar to the Loans and agrees to be subject to the confidentiality requirements set forth herein), (iii) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (iv) as may be required in connection with the examination, audit or similar investigation of the Agent and the Lenders.

         5.6. Maintenance of Books and Records. Each of the Parent and its
              --------------------------------
Subsidiaries shall keep adequate books and records of account, in which true and complete entries will be made reflecting all of its business and financial transactions, and such entries will be made in accordance with generally accepted accounting principles consistently applied and applicable law.

         5.7. Consolidated Net Worth. The Parent shall maintain Consolidated Net
              ----------------------
Worth as of the end of each fiscal quarter, commencing with the quarter ending February 2, 2002, of not less than the sum of (a) $75,000,000 plus (b) 75% of Consolidated Net Income for the period from February 4, 2001 through the end of the most recent fiscal year (but without deduction for losses during any fiscal quarter during such period), less (c) repurchases by the Parent of its capital stock after February 2, 2002 up to a maximum amount of $10,000,000.

         5.8. Cash Flow Leverage. The Parent shall maintain, at the end of each
              ------------------
fiscal quarter for the period of four consecutive fiscal quarters then ending, commencing with the four quarters ending February 2, 2002, a ratio of Consolidated Total Funded Debt to Consolidated EBITDA of not greater than 1.50 to 1.0; provided, however, that said maximum ratio shall be increased to 2.00 to
        --------  -------
1.0 solely for the third quarter of fiscal year 2002 and to 1.75 to 1.0 solely for the third quarter of fiscal year 2003.

         5.9. Fixed Charge Coverage. The Parent shall maintain, at the end of
              ---------------------
each fiscal quarter for the period of four consecutive fiscal quarters then ending, commencing with the four quarters ending February 2, 2002, consolidated Fixed Charge Coverage of not less than (a) 1.05 to 1.0 for the fourth quarter of fiscal year 2001 and for each of the first, second and third quarters of fiscal year 2002, (b) 1.35 to
1.0 for the fourth quarter of fiscal year 2002 and for each of the first, second and third quarters of fiscal year 2003, and (c) 1.40 to 1.0 as at the end of each fiscal quarter thereafter.

         5.10.  Further Assurances.
                ------------------

         (a) At any time and from time to time the Parent shall, and shall cause each of its Subsidiaries to, execute and deliver such further instruments and take such further action as may reasonably be requested by the Agent and the Lenders to effect the purposes of this Agreement, the Notes and the other Lender Agreements; and

         (b) In addition, upon the formation of any Subsidiary (other than a JV Subsidiary), the Parent shall promptly notify the Agent thereof and, unless the Agent otherwise agrees, cause such Subsidiary to become a party to the Subsidiary Guaranty as a guarantor thereunder and to become a party to such of the Security Documents as the Agent shall require.

                                   SECTION VI

                               NEGATIVE COVENANTS

         So long as the Lenders have any commitment to lend or issue Letters of Credit hereunder or any Loan or other obligation remains outstanding, the Parent and the Borrowers jointly and severally covenant as follows:

         6.1.   Indebtedness.  Neither the Parent nor any of its Subsidiaries
                ------------
shall create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, including intercompany Indebtedness, other than the following:

         (a) Indebtedness of the Parent or any of its Subsidiaries to the Lenders created under this Agreement and the Notes;

         (b) Indebtedness of the Subsidiaries existing as of the date of this Agreement and disclosed on Exhibit C hereto;
                           ---------

         (c)    Indebtedness of the Subsidiaries secured by Permitted
Encumbrances;

         (d) Indebtedness of the Company to the City of Mexico, Missouri evidenced by a capitalized lease of the Company's facility in the City of Mexico, Missouri in an aggregate amount not to exceed $2,500,000, and Indebtedness (including a capital lease or mortgage financing) incurred in connection with the construction or acquisition of a new distribution facility in an aggregate amount not exceeding $17,000,000;

         (e) other unsecured Indebtedness of the Company in an aggregate outstanding principal amount not exceeding $1,000,000;

         (f)    the Guarantees permitted pursuant to Section 6.2;

         (g)    Permitted Liabilities; and

         (h) accounts payable and lease obligations with respect to retail stores of Subsidiaries which are not Brookstone Subsidiaries in an aggregate outstanding amount not exceeding (i) $50,000, in the case of Brookstone O'Hare, LLC, and (ii) $200,000 in the case of all such other Subsidiaries, if any.

         6.2.   Contingent Liabilities. Neither the Parent nor any of its
                ----------------------
Subsidiaries shall create, incur, assume, guarantee or remain liable with respect to any Guarantees other than the following:

         (a)    Guarantees in favor of the Lenders;

         (b) Guarantees by the Subsidiaries existing on the date of this Agreement and disclosed on Exhibit C hereto and in the financial statements
                           ---------
referred to in Section 4.6;

         (c) Guarantees resulting from the endorsement of negotiable instruments for collection in the ordinary course of business;

         (d) Guarantees by the Subsidiaries with respect to surety, appeal, performance and return-of-money and other similar obligations incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money) not exceeding in the aggregate at any time $200,000;

         (e) Guarantees by the Subsidiaries of normal trade debt relating to the acquisition of goods and supplies and the receipt of services; and

         (f) Guarantees by the Parent, GE, and the Company of obligations of Brookstone Properties, Inc. for lease obligations with respect to retail stores used by any of the Borrowers.

         6.3.   Sale and Leaseback. Neither the Parent nor any of its
                ------------------
Subsidiaries shall enter into any arrangements, directly or indirectly, whereby it shall sell or transfer any property owned by it in order to lease such property or lease other property that the Parent or any such Subsidiary intends to use for substantially the same purpose as the property being sold or transferred, if the aggregate principal amount of all such outstanding leases under all such arrangements would exceed $500,000.

         6.4.   Encumbrances.  Neither the Parent nor any of its Subsidiaries
                ------------
shall create, incur, assume or suffer to exist any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor upon or with respect to any of its property or assets ("Encumbrances"), or assign or otherwise convey any right to receive income, including the sale or discount of accounts receivable with or without recourse, except the following ("Permitted Encumbrances"):
  ----------------------

         (a)    Encumbrances in favor of the Lenders;

         (b) Encumbrances against assets of the Subsidiaries existing as the date of this Agreement and disclosed in Exhibit C hereto;
                                        ---------

         (c) liens for taxes, fees, assessments and other governmental charges to the extent that payment of the same may be postponed or is not required in accordance with the provisions of Section 5.4;

         (d) landlords' and lessors' liens in respect of rent not in default, or in default and being contested in good faith, or liens in respect of pledges or deposits under workmen's compensation, unemployment insurance, social security laws, or similar legislation (other than ERISA), or in connection with appeal and similar bonds incidental to litigation; mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such liens are not then delinquent; liens securing the performance of bids, tenders, contracts (other than for the payment of money); and liens in connection with statutory obligations incidental to the conduct of its business and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business;

         (e) judgment liens that shall not have been in existence for a period longer than 30 days after the creation thereof or, if a stay of execution shall have been obtained, a period longer than 30 days after the expiration of such stay;

         (f) rights of lessors under capital leases with Subsidiaries in an aggregate principal amount not to exceed $4,000,000;

         (g) security interests created by any Subsidiary in respect of any purchase money obligations of any Subsidiary for tangible property used in its business that at any time shall not exceed $3,200,000 in the aggregate for all Subsidiaries, provided that any such security interests shall not extend to
              --------
property and assets of such Subsidiary not financed by such a purchase money obligation;

         (h) easements, rights of way, restrictions and other similar charges or Encumbrances relating to real property and not interfering in a material way with the ordinary conduct of its business;

         (i) Encumbrances on its property or assets created in connection with the refinancing of Indebtedness secured by Permitted Encumbrances on such property, provided that the amount of Indebtedness secured by any such
          --------
Encumbrance shall not be increased as a result of such refinancing and no such Encumbrance shall extend to property and assets of any such Subsidiary not encumbered prior to any such refinancing;

         (j) Encumbrances in the nature of a security interest in checks created or to be created in connection with a certain Welcome Check Warranty Agreement dated September 1, 1994 between the Company and Equifax Check Services, Inc. (the "Equifax Agreement") or similar agreements relating to the discounting of customer checks; and

         (k) rights of a lessor under a capital lease with a Borrower, or a mortgagor in respect of mortgage financing with a Borrower, in either case to the extent such financing (i) is used for the construction of a new distribution facility and (ii) is not in excess of $17,000,000 in the aggregate, and also to the extent the liens created in respect thereof extend only to such distribution facility.

         6.5.   Merger; Acquisitions; Consolidation; Sale or Lease of Assets.
                ------------------------------------------------------------
Neither the Parent nor any of its Subsidiaries shall sell, lease or otherwise dispose of assets or properties (valued at the lower of cost or market) in any fiscal year, other than (a) sales of inventory by the Subsidiaries in the ordinary course of business and (b) sales, leases or other dispositions of assets by the Subsidiaries to third parties for fair market value in the aggregate not in excess of 5% of Consolidated Tangible Net Worth as of the end of its most recently completed fiscal year, provided that the aggregate amount
                                            --------
of all such sales, leases or other dispositions shall not exceed $7,500,000 after the date hereof; or acquire all or substantially all of the assets of any Person, except that the Borrowers may acquire all or substantially all of the assets of any Person so long as (a) the aggregate consideration for such acquisition or series of related acquisitions and Investments, does not exceed $3,000,000, (b) no Default shall have occurred and be continuing (c) the acquired Person is a specialty retailer or direct marketing company, and (d) the assets acquired by the Borrowers in connection with such acquisition shall be free from all liens, charges and encumbrances whatsoever (other than Permitted Encumbrances), and the Agent shall have a valid, perfected, first-priority security interest therein (unless the Agent determines that the Collateral Release Conditions have been satisfied); or liquidate, merge or consolidate into or with any other Person, provided that (a) any Subsidiary of the Parent other than the Company may merge or consolidate into or with (i) the Company if no Default has occurred and is continuing or would result from such merger and if the Company is the surviving entity, or (ii) any other wholly-owned Subsidiary of the Parent if no Default has occurred and is continuing or would result from such merger, and if the surviving entity is a Subsidiary that is incorporated or organized under the laws of the United States, any state thereof or the District of Columbia, and (b) the Company may sell property as provided in Section 6.3, and (c) the Company may assign all of its rights, title and interest in certain checks pursuant to the provisions of the Equifax Agreement.

         6.6.   Additional Stock Issuance. The Parent shall not permit any of
                -------------------------
its Subsidiaries to issue any additional shares of capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Parent or to any of the Parent's wholly-owned Subsidiaries (only to the extent, however, that such shares, concurrently with the issuance thereof, become subject to a perfected, first priority pledge in favor of the Agent), except for issuance by Properties of non-voting preferred shares to employees of the Company in New Hampshire. Neither the Parent nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any of the capital stock or other equity securities of a Subsidiary, except to the Parent or any of its wholly-owned Subsidiaries.

         6.7.  Equity Distributions. Neither the Parent nor the Company shall
               --------------------
pay any dividends on any class of its capital stock or make any other distribution or payment on account of or in redemption, retirement or purchase of such capital stock; provided that this Section shall not apply to (a) the
                       --------
issuance, delivery or distribution by the Parent of shares of its common stock pro rata to its existing shareholders, (b) the purchase or redemption by the Parent of its capital stock with the proceeds of the issuance of additional shares of capital stock and (c) repurchases by the Parent of up to $10,000,000 of its capital stock after the date hereof, and dividends from the Company to the Parent in an amount equal to and used by the Parent for such repurchases, provided that no Default has occurred or is continuing, both before and after
--------
giving effect to any such repurchases and dividends.

         6.8.  Investments. Neither the Parent nor any of its Subsidiaries shall
               -----------
make or maintain any Investments other than (a) Investments in the Borrowers and the Brookstone Subsidiaries described on Schedule 6.8, (b) Investments in
                                         ------------
Subsidiaries formed after the date of this Agreement to the extent such Subsidiaries become a party to the Subsidiary Guaranty and the Security Documents pursuant to Section 5.10(b), (c) advances by the Company to the Parent to enable the Parent to pay Delaware franchise taxes and other routine operating expenses, (d) Qualified Investments, and (e) Investments in Subsidiaries which are not Brookstone Subsidiaries in an aggregate amount not exceeding $2,500,000, which Subsidiaries have each been formed with a third-party for purposes of operating a retail store or stores at specific locations (each, a "JV Subsidiary").

         6.9.  ERISA. Neither the Parent nor any member of the Controlled Group
               -----
shall permit any Plan maintained by it to (a) engage in any "prohibited transaction" (as defined in Section 4975 of the Code), (b) incur any "accumulated funding deficiency" (as defined in Section 302 of ERISA) whether or not waived, or (c) terminate any Plan in a manner that could result in the imposition of a lien or encumbrance on the assets of the Parent or any of its Subsidiaries pursuant to Section 4068 of ERISA.

         6.10. Capital Expenditures. The Parent and its Subsidiaries shall not
               --------------------
make Capital Expenditures in an aggregate amount in any fiscal year exceeding the sum of (a) $14,500,000 for the fiscal year ending February 2, 2002, (b) $11,500,000 for the fiscal year ending February 1, 2003, (c) $26,000,000 for the fiscal year ending January 31, 2004 (of which $10,000,000 is available solely for the Borrowers' new distribution facility), (d) $25,500,000 for the fiscal year ending January 29, 2005 (of which $7,000,000 is available solely for the Borrowers' new distribution facility), and (e) $20,000,000 for the fiscal year ending January 28, 2006. Notwithstanding the limitations contained in clauses
(b) and (c) of the immediately preceding sentence, it is agreed that the Borrowers may aggregate their Capital Expenditures for their new distribution facility in either the fiscal year ending January 31, 2004 or January 29, 2005, provided
                                                                       --------
that (i) such Capital Expenditures are funded through third party financing (which may include a capital lease, but which shall not include any Loans hereunder), (ii) if such aggregation causes the limitation on Capital Expenditures to be exceeded in either such fiscal year, then the amount of such excess shall reduce the limitation on Capital Expenditures for the other fiscal year on a dollar-for-dollar basis, and (iii) the total amount expended for the new distribution facility shall not exceed $17,000,000 in the aggregate. Up to $4,000,000 of the amount (if any) of Capital Expenditures not used in any fiscal year may be used in the next succeeding fiscal year, provided that the amount
                                                     --------
(if any) of Capital Expenditures unused in the fiscal year ending February 1, 2003 shall not be permitted to be used in any other fiscal year.

         6.11. Transactions with Affiliates. The Parent and the Borrowers will
               ----------------------------
not enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any service, with each other or with any other Affiliate, except that (a) the Parent and the Borrowers may pay salaries, fees and bonuses to their directors, officers and employees as are usual and customary in their business, and (b) the Parent and the Borrowers may enter into transactions with the Brookstone Subsidiaries so long as all payments for such transactions are made solely by offsetting intercompany accounts receivables and payables or are Permitted Liabilities.

                                   SECTION VII

                                    DEFAULTS

         7.1.  Events of Default. There shall be an event of Default hereunder
               -----------------
if any of the following events occurs:

         (a) the Borrowers shall fail to pay (a) any amount of principal of any Loans, including Swingline Loans, or any Reimbursement Amount, when due, or
(b) any amount of interest thereon or any fees or expenses payable hereunder or under the Notes or any other Lender Agreement within five days of the due date therefor; or

         (b) the Parent or the Borrowers shall fail to perform any term, covenant or agreement contained in Sections 5.1(h), 5.2(b), 5.2(c), 5.3, 5.5,
5.7 through 5.9, or 6.1 through 6.12, provided, however, that if a failure to
                                      --------  -------
perform the covenants contained in Sections 5.7, 5.8, 5.9, 6.1, 6.5 and 6.10 are solely as a result of a change in one or more accounting principles used in the preparation of financial statements, because of a change mandated by the Financial Accounting Standards Board, then an Event of Default relating to such Sections shall not be an Event of Default until the 30/th/ day after the earlier to occur of: (i) the date upon which the president or chief financial officer of the Parent or the Borrowers makes a determination that such change shall result in an Event of Default or (ii) the date upon which the financial statements required to be delivered pursuant to Section 5.1(b) following such change are due; or

         (c) the Parent or the Borrowers shall fail to perform any covenant contained in

Sections 5.1(g), 5.1(i) or 5.2(a), and such failure shall continue for 15 days;
or

         (d) the Parent or the Borrowers shall fail to perform any term, covenant or agreement (other than in respect of subsections 7.1(a) through (c) hereof) contained in this Agreement or in any other Lender Agreement and such default shall continue for 30 days after notice thereof has been sent to the Parent by the Agent; or

         (e) any representation or warranty of any of the Borrowers, the Parent or the Brookstone Subsidiaries made in this Agreement, the Notes, any other Lender Agreement or other documents or agreements executed in connection with the transactions contemplated by this Agreement, or in any certificate delivered hereunder, shall prove to have been false in any material respect upon the date when made or deemed to have been made; or

         (f) the Parent or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligations in excess of $500,000 in the aggregate for Indebtedness, or for the use of real or personal property, or shall fail to observe or perform any term, covenant or agreement evidencing or securing such obligations for Indebtedness, or relating to such use of real or personal property, the result of which failure is to permit the holder or holders of such Indebtedness to cause such Indebtedness to become due prior to its stated maturity; or

         (g) the Parent or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) take any action or commence any case or proceeding under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or any other law providing for the relief of debtors, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code or other law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing; or

         (h) a proceeding or case shall be commenced, without the application or consent of the Parent or any of its Subsidiaries in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts or any other law providing for the relief of debtors, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code, against the Parent or such Subsidiary; or action under the laws of the jurisdiction of incorporation or organization of the Parent or any of its Subsidiaries similar to any of the foregoing shall be taken with respect to the Parent or such Subsidiary and shall continue unstayed and in effect for any period of 90 days; or

         (i) a judgment or order for the payment of money shall be entered against the Parent or any of its Subsidiaries by any court, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Parent or such Subsidiary, that in the aggregate exceeds $1,500,000 and such judgment, order, warrant or process shall continue undischarged or unstayed for 45 days; or

         (j) the Parent or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000 that it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Parent, any member of the Controlled Group, any Plan administrator or any combination of the foregoing, or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Parent and such proceedings shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

         (k)  the occurrence of a Change of Control.

         7.2. Remedies. Upon the occurrence of an Event of Default described in
              --------
subsections 7.1(g) and (h), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the Majority Lenders' option and declaration:

         (a) the Lenders' commitment to make any further Loans hereunder shall terminate;

         (b) the unpaid principal amount of the Loans together with accrued interest and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived;

         (c) the Borrowers, jointly and severally, shall immediately provide the Agent with cash in an amount of 105% of the stated amount of outstanding Letters of Credit to be held by the Agent, for the ratable accounts of the Lenders, as collateral for the Obligations; and

         (d) the Agent may, and upon the request of the Majority Lenders, shall exercise any and all rights the Agent and the Lenders have under this Agreement, the Notes, the Security Documents or any other documents or agreements executed in connection herewith, or at law or in equity, and proceed to protect and enforce the

Agent's and the Lenders' rights by any action at law, in equity or other appropriate proceeding.

         7.3. License of Intangibles. Each of the Parent, the Borrowers, and the
              ----------------------
Brookstone Subsidiaries hereby grants an unlimited royalty-free license to the Agent and the Lenders to use any of the general intangibles of such Person, including without limitation, all patents, trademarks, trade names, service marks, copyrights, and applications for any of the foregoing, for the purposes of the sale or other liquidation of the Collateral, this license to be exclusive to the Agent or the Lenders.

         7.4. Distribution of Proceeds. Notwithstanding anything to the contrary
              ------------------------
contained herein, in the event that following the occurrence or during the continuance of any Event of Default, the Agent or any Lender receives any monies on account of the Obligations from the Borrowers or otherwise, such monies shall be distributed for application as follows:

         (a) first, to the payment of or the reimbursement of the Agent for or in respect of all costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, or in connection with the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of Agent or the Lenders under this Agreement or any other Lender Agreement;

         (b) second, to the payment of all interest, including interest on overdue amounts and late charges, then due and payable with respect to the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

         (c) third, to the payment of the outstanding principal balance of the Loans, allocated among the Lenders in proportion to their respective Commitment Percentages;

         (d) fourth, to any other outstanding Obligations, allocated among the Lenders in proportion to their respective Commitment Percentages; and

         (e) fifth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                  SECTION VIII

                     CONSENTS; AMENDMENTS; WAIVERS; REMEDIES

         8.1. Actions by Lenders. Except as otherwise expressly set forth in any
              ------------------
particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lenders, including without limitation under Section 8.2, may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Parent or the Borrowers of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Parent, the Borrowers and the Majority Lenders, provided, however, that without the written consent of all Lenders:
         --------  -------

         (a) no reduction in the interest rates on or any fees relating to the Loans shall be made;

         (b) no extension or postponement shall be made of the stated time of payment of the principal amount of, interest on, or fees payable to the Lenders relating to the Loans;

         (c) no increase in the Commitment Amount, or extension of the Revolving Credit Termination Date shall be made (except as expressly provided in Section 2.23);

         (d) no release of any guarantor of the Obligations shall be made and no release of all or substantially all the Collateral shall be made (other than in connection with a sale of Collateral permitted by this Agreement);

         (e) no change in the definition of the term "Majority Lenders" shall be made;

         (f)  no change in the provisions of this Section 8.1 shall be made; and

         (g)  no increase in the Commitment Percentage shall be made.

         8.2. Actions by Parent or Borrowers. No delay or omission on the
              ------------------------------
Agent's or the Lenders' part in exercising their rights and remedies against the Parent, the Borrowers or any other interested party shall constitute a waiver thereof. A breach by the Parent or the Borrowers of their respective obligations under this Agreement may be waived only by a written waiver executed by the Agent and the Lenders in accordance with Section 8.1. The Agent's and the Lenders' waiver of the Parent's or the Borrowers' breach in one or more instances shall not constitute or otherwise be an implicit waiver of other or subsequent breaches. To the extent permitted by applicable law, the Parent and the Borrowers each hereby absolutely and irrevocably waives: (a) all presentments, demands for performance, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Notes, (b) any requirement of diligence or promptness on the Agent's or the Lenders' part in the enforcement of its rights under the provisions of this Agreement or any Lender Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Notes or any other Obligation or (ii) under any other Lender Agreement. No course of dealing between the Parent, the Borrowers and the Agent or the Lenders' shall operate as a waiver of any of the Agent's or the Lenders, rights under this Agreement or any other Lender Agreement or with respect to any of the Obligations. This Agreement shall be amended only by a written instrument executed by the Agent and the Lenders in accordance with Section 8.1 making explicit reference to this Agreement. The Agent's and the Lenders' rights and remedies under this Agreement or any other Lender

Agreement and under all subsequent agreements between the Agent, the Lenders, the Parent and the Borrowers shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be available to the Agent and the Lenders in law or at equity.

                                   SECTION IX

                             SUCCESSORS AND ASSIGNS

         9.1. General. This Agreement shall be binding upon and shall inure to
              -------
the benefit of the parties hereto and their respective successors (which shall include in the case of the Agent or any Lender any entity resulting from a merger or consolidation) and assigns, except that (a) none of the Parent or the Borrowers may assign its rights or obligations under this Agreement, and (b) each Lender may assign its rights in this Agreement only as set forth below in this Section IX.

         9.2. Assignments.
              -----------

         (a) Assignments. In compliance with applicable laws with respect to such assignment and with the consent of the Company (provided that if there
                                                     --------
shall exist an Event of Default, the Company's consent shall not be required for any such assignment) and the Agent (which consents in all cases shall not be unreasonably withheld), a Lender may assign to one or more financial institutions, including commercial finance institutions, organized or existing under the laws of the United States of America, any state thereof or Canada and having capital and surplus, net worth or the equivalent of not less than $100,000,000 (each a "Successor Lender") all or a proportionate part of its rights and obligations in connection with this Agreement, its Notes and the related Lender Agreements and each such Successor Lender shall assume such rights and obligations pursuant to an Assignment and Acceptance Agreement ("Assignment and Acceptance Agreement") duly executed by such Successor Lender and such assigning Lender and acknowledged and consented to by the Company and the Agent, substantially in the form of Exhibit J attached hereto. Any assignment under this Section 9.2(a) shall be in a minimum amount of $2,500,000. In connection with any assignment under this Section 9.2(a) there shall be paid to the Agent by the assigning Lender or the Successor Lender an administrative processing fee in the amount of $3,500.

         (b) Assignment Procedures. In the event of an assignment in accordance with Section 9.2(a), upon execution and delivery of such an assignment at least five (5) Business Days prior to the proposed assignment date, and payment by such Successor Lender to the assigning Lender an amount equal to the purchase price agreed between such assigning Lender and such Successor Lender, such Successor Lender shall become party to this Agreement as a signatory hereto and shall have all the rights and obligations of a Lender under this Agreement and the other Lender Agreements with an interest therein as set forth in such assignment, and the assigning Lender making such assignment shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any such assignment, the assigning Lender, the Successor Lender, the Parent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Successor Lender and replacement Notes are issued to the assigning Lender in principal amounts reflecting their respective revised interests, and all old Notes which are replaced shall be returned and cancelled.

         (c) Register. The Agent shall maintain a register (the "Register") for the recordation of (i) the names and addresses of all Successor Lenders that enter into Assignment and Acceptance Agreements, (ii) the interests of each Lender in the Obligations, and (iii) the amounts of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Parent, the Borrowers, the Agent and the Lenders may treat each Person whose name is registered therein for all purposes as a party to this Agreement. The Register shall be available for inspection by the Parent, the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Further Assurances. The Parent and the Borrowers shall sign such documents and take such other actions from time to time reasonably requested by the Agent or a Lender to enable any Successor Lender to share in the benefits and rights created by the Lender Agreements.

         (e) Assignments to Federal Reserve Bank. Any Lender at any time, without the consent of any other party hereto, may assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

         9.3. Participations. Any Lender may, without the consent of the Parent
              --------------
the Borrowers or the Agent, at any time grant or offer to grant to one or more financial institutions ("Credit Participants") participating interests in such Lender's rights and obligations in this Agreement, its Notes and the related Lender Agreements, and each such Credit Participant shall acquire such participation subject to the terms set forth below.

         (a) Amount. Each such participation shall be in a minimum amount of at least $2,500,000; provided that a Lender may grant a participation to an
                  --------
Affiliate without any limitation on the amount thereof.

         (b) Procedure. Each Lender granting such participation shall comply with all applicable laws with respect to such transfer and shall remain responsible for the performance of its obligations hereunder and under the other Lender Agreements and shall retain the sole right and responsibility to exercise its rights and to enforce the Obligations of the Parent and the Borrowers hereunder and under the other Lender Agreements, including the right to consent to any amendment, modification or waiver of any provision of any Lender Agreement, except for those matters referred to in Section 8.1 which require the consent of all Lenders and which may also require the consent of each Credit Participant.

         (c) Dealing with Lenders. The Parent and the Borrowers shall continue to deal solely and directly with the Lenders in connection with their rights and obligations under this Agreement and the other Lender Agreements.

         (d) Rights of Credit Participants. The Parent and the Borrowers each agree that each Credit Participant shall, to the extent provided in its participation instrument, be entitled to the benefits of Sections 2.8, 2.9, 2.13, 7.3 and 11.3 with respect to its participating interest; provided,
                                                               --------
however, that no Credit Participant shall be entitled to receive any greater
-------
payment under such Sections than the Lender granting such participation would have been entitled to receive with respect to the interests transferred.

         (e) Notice. At the time of granting any participation, the Lender granting such participation shall notify the Agent, the Borrowers and the Parent.

                                    SECTION X

                                    THE AGENT

         10.1. Authorization and Action. Each Lender hereby appoints and
               ------------------------
authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement and the other Lender Agreements as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement and the other Lender Agreements (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Agent shall not be
                             --------  -------
required to take any action which exposes the Agent to liability or which is contrary to this Agreement or the other Lender Agreements or applicable law. Subject to the foregoing provisions and to the other provisions of this Section X, the Agent shall, on behalf of the Lenders: (a) execute any documents on behalf of the Lenders providing collateral for or guarantees of the Obligations;
(b) hold and apply any collateral for the Obligations, and the proceeds thereof, at any time received by it, in accordance with the provisions of this Agreement and the other Lender Agreements; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the other Lender Agreements, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 8.1; (d) at the direction of the Lenders, execute, deliver and file UCC financing statements, mortgages, deeds of trust, lease assignments and such other agreements in respect of any collateral for the Obligations, and possess instruments included in the collateral on behalf of the Lenders; and (e) in the event of acceleration of the Indebtedness of the Borrowers hereunder, act at the direction of the Lenders to exercise the rights of the Lenders hereunder and under the other Lender Agreements.

         10.2. Agent's Reliance, Etc. Neither the Agent nor any of its
               ---------------------
directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Lender Agreements, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form required under Section IX hereof; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representations to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Lender Agreements; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Lender Agreements on the part of the Parent, the Borrowers or any other entity or to inspect the property (including the books and records) of the Parent, the Borrowers or any other entity; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Lender Agreements or any other instrument or document furnished pursuant hereto or thereto; and (f) shall incur no liability under or in respect of this Agreement or the other Lender Agreements by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy or telegram) believed by the Agent to be genuine and signed or sent by the proper party or parties.

         10.3. Fleet as Lender. With respect to its Commitment Percentage of the
               ---------------
Loans hereunder, Fleet shall have the same rights and powers under this Agreement and the other Lender Agreements as any other Lender and may exercise the same as though it were not the Agent; and the term "Lender" or "Lender(s)" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its Affiliates may lend money to, and generally engage in any kind of business with, the Parent, the Borrowers, any of the Parent's or the Borrowers' Affiliates and any entity that may do business with or own securities of the Parent, the Borrowers or any of their Affiliates, all as if Fleet were not the Agent and without any duty to account therefor to the Lenders.

         10.4. Lender Credit Decision. Each Lender acknowledges that it has,
               ----------------------
independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to in Section 5.1 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         10.5. Indemnification of Agents. Each Lender agrees to indemnify the
               -------------------------
Agent and the Documentation Agent (to the extent that the Agent or the Documentation Agent

(as applicable) is not reimbursed by the Borrowers), ratably according to each Lender's Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent or the Documentation Agent (as applicable) in any way relating to or arising out of this Agreement or any other Lender Agreement or any action taken or omitted by the Agent or the Documentation Agent (as applicable) in such capacity under this Agreement; provided that no Lender shall be liable for any portion of such liabilities,
--------
obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or the Documentation Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Lender Agreement, to the extent that the Agent is not reimbursed for such expenses by the Borrowers.

         10.6. Successor Agent. Except as provided below, the Agent may resign
               ---------------
by giving not less than fifteen (15) days' written notice thereof to the Lenders, the Parent and the Company. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to the Parent and the Company. If no successor Agent shall have been so appointed by the Lenders (other than the resigning Agent), and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank or financial institution organized under the laws of the United States of America, or of any state thereof, and having a combined capital and surplus of at least $50,000,000 and which shall be reasonably acceptable to the Parent and the Company. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Lender Agreements. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Lender Agreements.

         10.7. Other Agents. No Lender identified on the facing page, the
               ------------
preamble or the signature pages of this Agreement as a "Documentation Agent" shall have any right, power, liability, responsibility, or duty under this Agreement other than those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         10.8. Amendment of Section X. The Parent and the Borrowers each hereby
               ----------------------
agree that the foregoing provisions of this Section X constitute an agreement among the Agent and the Lenders (and the Agent and the Lenders acknowledge that except for the provisions of Section 10.6, the Parent and the Borrowers are not parties to or bound by such foregoing provisions) and that any and all of the provisions of this Section X may be amended at any time by the Lenders without the consent or approval of, or notice to, the Parent or the Borrowers (other than the requirement of notice to the Parent and the Company of the resignation of the Agent and the appointment of a successor Agent).

                                   SECTION XI

                                  MISCELLANEOUS

         11.1. Notices. Unless otherwise specified herein, all notices hereunder
               -------
to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, when properly deposited in the mails postage prepaid, when sent by telex, answerback received, or electronic facsimile transmission, or when delivered to the telegraph company or overnight courier, addressed to such party at its address indicated below:

         (a)    If to the Parent or the Borrowers, at

                Brookstone, Inc.
                17 Riverside Street
                Nashua, NH 03062
                Attention:  Mr. Philip Roizin
                            Executive Vice President and
                            Chief Financial Officer

         (b)    If to the Agent, at

                Fleet National Bank, as Agent
                Retail & Apparel Division
                100 Federal Street
                Mail Stop: MA DE 10008F
                Boston, MA 02110
                Attention:  Kathleen Dimock
                            Director

         (c) If to any Lender, at the address(es) and to the attention of the person(s) specified below such Lender's name on the execution page of this Agreement (or in the case of a Successor Lender, at the address(es) and to the attention of the person(s) specified in the Assignment and Acceptance Agreement executed by such Successor Lender); or

         (d)      at any other address specified by such party in writing.

         11.2. Expenses. The Parent and the Borrowers, jointly and severally,
               --------
will pay on demand all expenses of (a) the Agent and the Arranger in connection with the preparation, waiver or amendment of this Agreement, the Notes, the other Lender Agreements or other documents executed in connection therewith, and
(b) the Agent, the Arranger or any Lender in connection with the administration, default or collection of the Loans or other Obligations or administration, default, collection in connection with the Agent's, the Arranger's and the Lenders' exercise, preservation or enforcement of any of their rights, remedies or options thereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, reasonable accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the obligations or any collateral therefor and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate). Prior to any Default, the Agent shall notify the Company prior to incurring any expenses for its or any Lender's in-house legal counsel or for any accountants.

         11.3. Set-Off. Regardless of the adequacy of any collateral or other
               -------
means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of the Lenders or any of their branch offices to the Parent or any of the Borrowers may, at any time and from time to time after the occurrence of an Event of Default hereunder, without notice to the Parent or the Borrowers or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by the Lenders against any and all obligations of the Parent and the Borrowers to the Lenders or any of their affiliates in such manner as the head office of the Lenders or any of their branch offices in their sole discretion may determine, and the Parent and each of the Borrowers hereby grant the Lenders a continuing security interest in such deposits, balances or other sums for the payment and performance of all such obligations.

         11.4. Term of Agreement. This Agreement shall continue in force and
               -----------------
effect so long as the Lenders have any commitment to make Loans or issue Letters of Credit hereunder or any Loan, any Letter of Credit or any other Obligation shall be outstanding.

         11.5. No Waivers. No failure or delay by the Agent or the Lenders in
               ----------
exercising any right, power or privilege hereunder or under the Notes, any other Lender Agreement, or any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and in the Notes and other Lender Agreements provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

         11.6. Governing Law.  This Agreement, the Notes and the other Lender
               -------------
Agreements shall be deemed to be contracts made under seal and shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts

(without giving effect to any conflicts of laws provisions contained therein).

         11.7.  Counterparts. This Agreement may be signed in any number of
                ------------
counterparts each of which shall constitute an original and all of which, taken together, shall constitute one and the same Agreement, notwithstanding the fact that such counterparts have not been executed by all parties hereto.

         11.8.  Partial Invalidity.  The invalidity or unenforceability of any
                ------------------
one or more phrases, clauses or sections of this Agreement shall not affect the validity or enforceability of the remaining provisions.

         11.9.  Captions. The captions and headings of the various sections and
                --------
subsections of this Agreement are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

         11.10. WAIVER OF JURY TRIAL. THE AGENT, THE LENDERS, THE PARENT AND THE
                --------------------
BORROWERS AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, THE OTHER LENDER AGREEMENTS, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENT, THE LENDERS, THE PARENT AND THE BORROWERS AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NONE OF THE AGENT, THE LENDERS, THE PARENT OR THE BORROWERS HAS AGREED WITH OR REPRESENTED TO ANY OTHER PERSON THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         11.11. Entire Agreement. This Agreement, the Notes, the Lender
                ----------------
Agreements and the documents and agreements executed in connection herewith constitute the final agreement of the parties hereto and supersede any prior or contemporaneous agreement or understanding, written or oral, with respect to the matters contained herein and therein.

         11.12. Indemnification. Each Borrower indemnifies and holds harmless
                ---------------
the Agent, the Arranger, the Documentation Agent and each of the Lenders and their shareholders, directors, officers, employees, subsidiaries, affiliates and agents (collectively, the "Indemnitees") against any and all third party claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses (including, without limitation, reasonable fees and disbursements of a single legal counsel (and local counsel in any particular jurisdiction) incurred in connection with any investigation, litigation or other proceeding) and all other liabilities whatsoever which shall at any time or times be incurred or sustained by any Indemnitee (other than as a result of the gross negligence or willful misconduct of the Agent, the Arranger, the Documentation Agent or any of the Lenders) on account of, or in relation to, or in any way in connection with, the use of the proceeds of the Loans and any of the arrangements or transactions contemplated by, associated with or ancillary to either this Agreement or any of the other Lender Agreements, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement or any such Lender Agreements are ultimately consummated. Nothing in the foregoing is intended to prevent or restrict a Borrower or other party hereto from asserting claims for breach of this Agreement against the Agent, the Arranger, the Documentation Agent or any of the Lenders, any assertion of which shall in no event affect the indemnification provided by the Borrowers hereunder. Without prejudice to the survival of any other covenant of the Borrowers hereunder, the covenants of this Section 11.12 shall survive the termination of this Agreement and the payment or satisfaction of payment of amounts owing with respect to any Lender Agreements for the five (5)-year period following such termination, payment and satisfaction, unless prior to such fifth anniversary the Agent, Arranger, the Documentation Agent or any Lender has provided notice to the Borrowers of a dispute, claim or other facts which give rise to an obligation of the Borrowers to indemnify such Person under this Section.

         11.13. Collateral Release Conditions. If the Parent shall deliver a
                -----------------------------
compliance certificate to the Agent demonstrating the following: (i) a consolidated Fixed Charge Coverage ratio of at least 1.40 to 1.0 for at least four consecutive quarters, and (ii) Consolidated EBITDA for the four quarters then ending of at least $34,500,000 (the foregoing clauses (i) and (ii) being hereinafter collectively referred to as the "Collateral Release Conditions"), each Security Document shall be automatically terminated, and the Collateral contemplated thereby shall be released from all security interests, pledges and assignments made in favor of the Agent and the Lenders, without any further action by the Agent or any Lender, except that the Agent shall, at the
                                   ------
Borrowers' expense, file and cause to be recorded all such UCC-3 termination statements, and shall take all such other actions as the Borrowers may reasonably require, in order to effectuate the release of the Collateral from all such security interests, pledges and assignments.

         IN WITNESS WHEREOF, the parties have caused this Amended and Restated Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          BROOKSTONE, INC.


                                          By:___________________________________
                                             Name:  Philip Roizin
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                                          BROOKSTONE COMPANY, INC.


                                          By:___________________________________
                                             Name:  Philip Roizin
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                                          BROOKSTONE STORES, INC.


                                          By:___________________________________
                                             Name:  Philip Roizin
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


                                          BROOKSTONE PURCHASING, INC.


                                          By:___________________________________
                                             Name:  Philip Roizin
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

                                         GARDENERS EDEN BY MAIL, INC.


                                         By:_________________________________
                                            Name:  Philip Roizin
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                         GARDENERS EDEN COMPANY, INC.


                                         By:_________________________________
                                            Name:  Philip Roizin
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                         GARDENERS EDEN
                                         PURCHASING, INC.


                                         By:_________________________________
                                            Name:  Philip Roizin
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                         FLEET NATIONAL BANK, as Agent for the
                                         Lenders


                                         By:_________________________________
                                            Name:  Kathleen Dimock
                                            Title: Director

                                         CITIZENS BANK OF MASSACHUSETTS, as
                                         Documentation Agent for the Lenders


                                         By:_________________________________
                                            Name:
                                            Title:

                                         FLEET NATIONAL BANK


                                         By:_________________________________
                                            Name:  Kathleen Dimock
                                            Title: Director


                                         CITIZENS BANK OF MASSACHUSETTS

                                         By:_________________________________
                                            Name:
                                            Title:


                                         BANKNORTH, N.A.


                                         By:_________________________________
                                            Name:
                                            Title:


                                         SOVEREIGN BANK


                                         By:_________________________________
                                            Name:
                                            Title:


                                         NATIONAL CITY BANK


                                         By:_________________________________
                                            Name:
                                            Title:

                                   EXHIBIT A-1
                                   -----------

                            BROOKSTONE COMPANY, INC.
                             BROOKSTONE STORES, INC.
                           BROOKSTONE PURCHASING, INC.
                          GARDENERS EDEN BY MAIL, INC.
                          GARDENERS EDEN COMPANY, INC.
                         GARDENERS EDEN PURCHASING, INC.
                             FORM OF PROMISSORY NOTE

                                                          February __, 2002
__________________$                                       Boston, Massachusetts

         For value received, the undersigned, jointly and severally, hereby promise to pay to ____________________(the "Lender"), or order, at the head office of Fleet National Bank, as Agent, at 100 Federal Street, Boston, Massachusetts, the principal amount of _______________ Dollars ($___________) or such lesser amount as shall equal the principal amount outstanding hereunder on February __, 2005 (as the same may be extended pursuant to the Credit Agreement referred to below, the "Revolving Credit Termination Date"), in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Amended and Restated Credit Agreement referred to below. All principal remaining unpaid and any accrued but unpaid interest shall be due and payable on the Revolving Credit Termination Date.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Amended and Restated Credit Agreement dated as of February __, 2002 by and among Brookstone, Inc., the undersigned, the Lender, the other lenders party thereto and Fleet National Bank, as Agent (herein, as the same may from time to time be amended or extended, referred to as the "Credit Agreement"), but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.

         In case an Event of Default (as defined in the Credit Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The undersigned may at their option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Credit Agreement.

         Each undersigned maker hereby waives presentment, demand, notice of dishonor,

                                      A1-1
protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained therein).

                                         BROOKSTONE COMPANY, INC.


                                         By:_________________________________
                                            Name:  Philip Roizin
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                         BROOKSTONE STORES, INC.


                                         By:_________________________________
                                            Name:  Philip Roizin
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                         BROOKSTONE PURCHASING, INC.


                                         By:_________________________________
                                            Name:  Philip Roizin
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                         GARDENERS EDEN BY MAIL, INC.


                                         By:_________________________________
                                            Name:  Philip Roizin
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                      A1-2

                                         GARDENERS EDEN COMPANY, INC.


                                         By:_________________________________
                                            Name:  Philip Roizin
                                            Title: Executive Vice President and
                                                   Chief Financial Officer


                                         GARDENERS EDEN
                                         PURCHASING, INC.


                                         By:_________________________________
                                            Name:  Philip Roizin
                                            Title: Executive Vice President and
                                                   Chief Financial Officer



Witness (as to all):  _____________________

                                      A1-3

                          SCHEDULE I TO PROMISSORY NOTE

                      TYPE OF LOAN
                     (LIBOR OR BASE
            AMOUNT          -------  INTEREST    INTEREST     AMOUNT    NOTATION
    DATE    OF LOAN       RATE)        RATE*     PERIOD**      PAID     MADE BY
    ----    -------       -----        ----      ------        ----     -------



________________________
*   For Base Rate Loans, insert "Base Rate".

**  For LIBOR Loans.

                                      A1-1

                                   EXHIBIT A-2
                                   -----------

                            BROOKSTONE COMPANY, INC.
                             BROOKSTONE STORES, INC.
                           BROOKSTONE PURCHASING, INC.
                          GARDENERS EDEN BY MAIL, INC.
                          GARDENERS EDEN COMPANY, INC.
                         GARDENERS EDEN PURCHASING, INC.


                                 PROMISSORY NOTE
                                  (Swing Line)

                                                         February __, 2002
$2,500,000                                               Boston, Massachusetts

         For value received, the undersigned, jointly and severally, hereby promise to pay to Fleet National Bank (the "Lender"), or order, at the head office of Fleet National Bank, as Agent, at 100 Federal Street, Boston, Massachusetts, the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) or such lesser amount as shall equal the principal amount outstanding hereunder on February __, 2005 (the "Revolving Credit Termination Date"), in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal balance hereof from time to time outstanding, at said office and in like money and funds, for the period commencing on the date hereof until paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below. All principal remaining unpaid and any accrued but unpaid interest shall be due and payable on the Revolving Credit Termination Date.

         This Note is issued pursuant to, and entitled to the benefits of, and is subject to, the provisions of a certain Amended and Restated Credit Agreement dated as of February __, 2002 by and among Brookstone, Inc., the undersigned, the Lender, the other lenders party thereto and Fleet National Bank, as Agent (herein, as the same may from time to time be amended or extended, referred to as the "Credit Agreement"), but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the undersigned makers of this Note to pay the principal of and interest on this Note as herein provided.

         In case an Event of Default (as defined in the Credit Agreement) shall occur, the aggregate unpaid principal of and accrued interest on this Note shall become or may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The undersigned may at their option prepay all or any part of the principal of this Note before maturity upon the terms provided in the Credit Agreement.

                                      A2-1

         Each undersigned maker hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

         This instrument shall have the effect of an instrument executed under seal and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to any conflicts of laws provisions contained herein).

                                           BROOKSTONE COMPANY, INC.


                                           By:_________________________________
                                              Name:  Philip Roizin
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                                           BROOKSTONE STORES, INC.


                                           By:_________________________________
                                              Name:  Philip Roizin
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                                           BROOKSTONE PURCHASING, INC.


                                           By:_________________________________
                                              Name:  Philip Roizin
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                                           GARDENERS EDEN BY MAIL, INC.


                                           By:_________________________________
                                              Name:  Philip Roizin
                                              Title: Executive Vice President
                                                     and Chief Financial Officer

                                      A2-2

                                           GARDENERS EDEN COMPANY, INC.


                                           By:_________________________________
                                              Name:  Philip Roizin
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                                           GARDENERS EDEN
                                           PURCHASING, INC.


                                           By:_________________________________
                                              Name:  Philip Roizin
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


Witness (as to all):  ____________________

                                      A2-3

                                    EXHIBIT B
                                    ---------

                            BROOKSTONE COMPANY, INC.
                             BROOKSTONE STORES, INC.
                           BROOKSTONE PURCHASING, INC.
                          GARDENERS EDEN BY MAIL, INC.
                          GARDENERS EDEN COMPANY, INC.
                         GARDENERS EDEN PURCHASING, INC.


                        NOTICE OF BORROWING OR CONVERSION

Fleet National Bank, as Agent
100 Federal Street
Boston, MA 02110

         Re: Amended and Restated Credit Agreement Dated as of February __, 2002 (the "Agreement")

Ladies and Gentlemen:

         Pursuant to Section 2.2 of the Agreement the undersigned hereby confirms its request made on ___________, 200_ for a [Base Rate] [LIBOR] Loan in the amount of $______________* on ___________, 199___. After the making of such
Loan, the aggregate amount of Loans and Letters of Credit outstanding will not exceed the Borrowing Base in effect as of the end of the Company's last fiscal month end.

         [The Interest Period applicable to said Loan will [be (one) (two) (three) (six) months].**

         [Said Loan represents a conversion of the [Base Rate] [LIBOR] Loan in the same amount made on _____________________.]***

     The representations and warranties contained or referred to in Section IV of the Agreement are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default has occurred and is continuing or will result from the Loan.


                                        BROOKSTONE COMPANY, INC.
Date:

                                        By:____________________________________
                                           Name:  Philip Roizin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        BROOKSTONE STORES, INC.
Date:

                                        By:____________________________________
                                           Name:  Philip Roizin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        BROOKSTONE PURCHASING, INC.
Date:

                                        By:____________________________________
                                           Name:  Philip Roizin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        GARDENERS EDEN BY MAIL, INC.
Date:

                                        By:____________________________________
                                           Name:  Philip Roizin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer

                                        GARDENERS EDEN COMPANY, INC.
Date:

                                        By:_________________________________
                                           Name:  Philip Roizin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer


                                        GARDENERS EDEN
                                        PURCHASING, INC.
Date:

                                        By:_________________________________
                                           Name:  Philip Roizin
                                           Title: Executive Vice President and
                                                  Chief Financial Officer





____________________

* LIBOR Loans must be in a minimum amount of $1,000,000 and in integral multiplies of $500,000.

**   To be inserted in any request for a LIBOR Loan.

***  To be inserted in any request for a conversion.

                                    EXHIBIT C
                                    ---------

                           INDEBTEDNESS; ENCUMBRANCES

                         [to be provided by the Parent]

                                    EXHIBIT D
                                    ---------

                                   LITIGATION

                         [to be provided by the Parent]

                                    EXHIBIT E
                                    ---------

                                  SUBSIDIARIES

                         [to be provided by the Parent]

                                   EXHIBIT F
                                   ---------

                                BROOKSTONE, INC.

                       REPORT OF CHIEF FINANCIAL OFFICER

         BROOKSTONE, Inc. (the "Parent") HEREBY CERTIFIES that:

     This Report is furnished pursuant to Section 5.1(c) of the Amended and Restated Credit Agreement dated as of February __, 2002 by and among the Parent, Brookstone Company, Inc., Brookstone Stores, Inc., Brookstone Purchasing, Inc., Gardeners Eden By Mail, Inc., Gardeners Eden Company, Inc., Gardeners Eden Purchasing, Inc., the lenders party thereto and Fleet National Bank as Agent (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

     As required by Section 5.1(a) of the Agreement, consolidated financial statements of the Parent and its Subsidiaries for the [year/quarter] ended ___________, 200_ (the "Financial Statements") prepared in accordance with generally accepted accounting principles consistently applied accompany this Report. The Financial Statements present fairly the consolidated financial position of the Parent and its Subsidiaries as at the date thereof and the consolidated results of operations of the Parent and its Subsidiaries for the period covered thereby (subject only to normal, recurring year-end audit adjustments).

     The figures set forth in Schedule A for determining compliance by the Parent with the financial and certain other covenants contained in the Agreement present fairly the information set forth therein as of the date or for the period to which this certificate relates.

     The activities of the Parent and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Report, no Default has occurred.*

     WITNESS my hand this __________ day of _____________, 200_.

                                                     BROOKSTONE, INC.

                                                     By:________________________
                                                          Name:
                                                          Title:
_____________________
* If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Parent has taken, is taking, or proposes to take with respect thereto.

                                                                      SCHEDULE A
                                                                              to
                                                                       EXHIBIT F
                                                                       ---------

                         COVENANT COMPLIANCE WORKSHEET


Consolidated Net Worth (Section 5.7)
------------------------------------

REQUIRED:

(i)       Base Net Worth                                             $________

(ii)      75% of Consolidated Net Income from February 4, 2001 the   $________
          most recent year end (without deduction for any annual losses)

(iii)     Repurchases of capital stock by the Parent since October   $________
          __, 2001

(iv)      (i) plus (ii) less (iii)                                   $________
              ----      ----

ACTUAL:                                                              $________



Cash Flow Leverage (Section 5.8)
--------------------------------

REQUIRED:   Not greater than ____ to 1.00

ACTUAL:

    (i)   Consolidated Total Funded Debt                             $_________

    (ii)  Consolidated EBITDA                                        $_________

    (iii) Line (i) divided by line (ii)                              ____ to 1.0

Fixed Charge Coverage (Section 5.9)
-----------------------------------

REQUIRED:  Not less than _____ to 1.0

ACTUAL:

           Consolidated EBITDA

           Plus: Rent Expense

           Less: Capital Expenditures

     (A)   Subtotal                                                 $_________

           Rent Expense

           Plus:  Interest Expense

     (B)   Subtotal                                                 $_________

           Cash Flow Coverage:                                      _____ to 1.0
           Line (A) divided by line (B)


Capital Expenditures (Section 6.10)
-----------------------------------

           Capital Expenditures since the beginning of the
           current fiscal year (not to exceed $14,500,000
           during the 2001 Fiscal Year, $11,500,000
           during the 2002 Fiscal Year, $26,000,000
           during the 2003 Fiscal Year $25,500,000
           during the 2004 Fiscal Year, and $20,000,000             $_________
           during the 2005 Fiscal Year (except that Section
           6.10 permits, as therein provided, an
           aggregation of the distribution facility amount up to $17,000,000 in either fiscal year 2003 or
           2004)).

     WITNESS by hand this _____ day of ________, 200_.


                                                     BROOKSTONE, INC.


                                                     By:_______________________
                                                        Name:
                                                        Title:

                                   EXHIBIT G
                                   ---------

                            BROOKSTONE COMPANY, INC.
                             BROOKSTONE STORES, INC.
                           BROOKSTONE PURCHASING, INC.
                          GARDENERS EDEN BY MAIL, INC.
                          GARDENERS EDEN COMPANY, INC.
                         GARDENERS EDEN PURCHASING, INC.
                       BROOKSTONE RETAIL PUERTO-RICO, INC.

     BROOKSTONE COMPANY, INC. (the "Company"), BROOKSTONE STORES, INC. ("Stores"), BROOKSTONE PURCHASING, INC. ("Purchasing"), GARDENERS EDEN COMPANY, INC. ("GE"), GARDENERS EDEN PURCHASING, INC. ("GE Purchasing"), BROOKSTONE RETAIL PUERTO-RICO, INC. ("PR") and GARDENERS EDEN BY MAIL, INC. ("GE Mail") hereby jointly and severally certify that:

     This Report is furnished pursuant to Section 5.1(d) of the Amended and Restated Revolving Credit Agreement dated as of February __, 2002 by and among Brookstone, Inc., the Company, Stores, Purchasing, PR, GE, GE Purchasing, GE Mail, the lenders party thereto and Fleet National Bank, as Agent (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

     As of ____________, 200_, the end of the last fiscal month of the Company, Stores, Purchasing, PR, GE, GE Purchasing, GE Mail, the Company, Stores, Purchasing, PR, GE, GE Purchasing, and GE Mail jointly and severally certify as follows:

     A.   Eligible Inventory was $_________ determined as follows:

          1.   Gross Inventory*                                   $__________

          2.   Less reserves and other exclusions                 $__________

          3.   Eligible Inventory (Line 1 less Line 2)            $__________


     B.   The Borrowing Base was $__________, determined as follows:

          1.   Applicable % of Eligible Inventory**               $__________

          2.   Applicable % Outstanding Documentary Letters of    $__________
               Credit**

          3.   Borrowing Base (Line 1 plus line 2)                $__________

     C. The amount available for Loans and Letters of Credit under the Agreement was $_________, determined as follows:

       1.      The Lesser of $80,000,000 or the Borrowing Base    $__________

       2.      Outstanding Loans                                  $__________

       3.      Outstanding Letters of Credit                      $__________

       4.      Availability for Loans and Letters of Credit       $__________
               (Line 1 less the sum of line 2 and line 3)

     WITNESS my hand this ________ day of ________, 200_.

                                   BROOKSTONE COMPANY, INC.
                                   BROOKSTONE-STORES, INC.
                                   BROOKSTONE PURCHASING, INC.
                                   BROOKSTONE RETAIL PUERTO-RICO, INC.
                                   GARDENERS EDEN BY MAIL, INC.
                                   GARDENERS EDEN COMPANY, INC.
                                   GARDENERS EDEN PURCHASING, INC.

                                   By:___________________________
                                          Name:
                                          Title:  Chief Financial Officer



______________________________________
*up to $100,000, in the case of PR

**"Applicable %" means: 50%, from December 1 through May 31, 65% from June 1 through July 31, and 75% from August 1 through November 30.

                                    EXHIBIT H
                                    ---------

                           FORM OF OPINION OF COUNSEL

                                [TO BE INSERTED]

                                    EXHIBIT I
                                    ---------

                     AMENDED AND RESTATED UNLIMITED GUARANTY

     AMENDED AND RESTATED UNLIMITED GUARANTY dated as of February __, 2002, by BROOKSTONE PROPERTIES, INC., BROOKSTONE HOLDINGS, INC., BROOKSTONE RETAIL PUERTO-RICO, INC. and BROOKSTONE BY MAIL, INC. (each a "Guarantor" and collectively the "Guarantors"), in favor of FLEET NATIONAL BANK, a national banking association with its head office at 100 Federal Street, Boston, Massachusetts, as Agent (the "Agent") for the Lenders parties to the Amended and Restated Credit Agreement referred to below.

                                    Recitals

     In consideration of the Lenders' giving time, credit or banking facilities or accommodations to Brookstone Company, Inc., Brookstone Stores, Inc., Brookstone Purchasing, Inc., Gardeners Eden by Mail, Inc., Gardeners Eden Company, Inc. and Gardeners Eden Purchasing, Inc. and their successors (collectively, the "Borrowers") under an Amended and Restated Credit Agreement of even date herewith (the "Amended and Restated Credit Agreement") by and among the Agent, the Borrowers, Brookstone, Inc. and the Lenders parties thereto, the Notes and Swing Line Note issued thereunder and otherwise, the Guarantors hereby amend and restate that certain Unlimited Guaranty dated as of May 11, 1999 by the Guarantors and agree, jointly and severally, as follows. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Amended and Restated Credit Agreement (provided, however, that the term "Lenders" as used herein shall mean all the Lenders and the Swing Line Lender under the Amended and Restated Credit Agreement).

     1. GUARANTY OF PAYMENT AND PERFORMANCE. The Guarantors hereby absolutely and unconditionally guarantee to the Agent and the Lenders, jointly and severally, the full and punctual payment when due (whether at maturity, by acceleration or otherwise), and the performance, of all liabilities, agreements and other obligations of the Borrowers to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired (whether by way of discount, letter of credit, lease, loan, overdraft or otherwise) (the "Obligations"). This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of the obligations and not of their collectibility only and is in no way conditioned upon any requirement that the Agent and the Lenders first attempt to collect any of the Obligations from the Borrowers or resort to any security or other means of obtaining their payment. Should the Borrowers default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder shall become immediately due and payable to the Agent and the Lenders, without demand or notice of any nature, all of which are expressly waived by the Guarantors. Payments by the Guarantors hereunder may be required by the Agent on any number of occasions.

     2. GUARANTORS' AGREEMENT TO PAY. The Guarantors further agree, jointly and severally, as principal obligors and not as guarantors only, to pay to the Agent and the Lenders, on demand, all costs and expenses (including court costs and legal expenses) incurred or expended by the Agent and the Lenders in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time such amounts become due until payment, at the rate per annum equal to the rate of interest announced by the Agent from time to time at its head office as its Base Rate, plus 2%; provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

     3. UNLIMITED GUARANTY. The liability of the Guarantors hereunder shall be unlimited.

     4. WAIVERS BY GUARANTORS; AGENT'S FREEDOM TO ACT. The Guarantors agree that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent and the Lenders with respect thereto. The Guarantors waive presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers, and all suretyship defenses generally. Without limiting the generality of the foregoing, the Guarantors agree to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agree that the obligations of the Guarantors hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of the Agent and the Lenders to assert any claim or demand or to enforce any right or remedy against the Borrowers; (ii) any extensions or renewals of any Obligation; (iii) any rescissions, waivers, amendments or modifications of any of the terms or provisions of any agreement evidencing securing or otherwise executed in connection with any Obligation; (iv) the substitution or release of any entity primarily or secondarily liable for any Obligation; (v) the adequacy of any rights the Agent and the Lenders may have against any collateral or other means of obtaining repayment of the Obligations; (vi) the impairment of any collateral securing the Obligations, including without limitation the failure to perfect or preserve any rights the Agent and the Lenders might have in such collateral or the substitution, exchange, surrender, release, loss or destruction of any such collateral; or (vii) any other act or omission which might in any manner or to any extent vary the risk of the Guarantors or otherwise operate as a release or discharge of the Guarantors, all of which may be done without notice to the Guarantors.

     5. UNENFORCEABILITY OF OBLIGATIONS AGAINST BORROWERS. If for any reason the Borrowers have no legal existence or are under no legal obligation to discharge any of the obligations, or if any of the Obligations have become irrecoverable from the Borrowers by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantors to the same extent as if the Guarantors at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of a Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of any agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by the Guarantors.

     6. SUBROGATION; SUBORDINATION. Until the payment and performance in full of all Obligations and any and all obligations of the Borrowers to any affiliate of the Agent and the Lenders, the Guarantors shall not exercise any rights against the Borrowers arising as a result of payment by the Guarantors hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with the Agent and the Lenders or their affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantors will not claim any set-off or counterclaim against the Borrowers in respect of any liability of the Guarantors to the Borrowers; and the Guarantors waive any benefit of and any right to participate in any collateral which may be held by the Agent or any such affiliate. The payment of any amounts due with respect to any indebtedness of the Borrowers now or hereafter held by the Guarantors is hereby subordinated to the prior payment in full of the obligations. The Guarantors agree that after the occurrence of any default in the payment or performance of the obligations, the Guarantors will not demand, sue for or otherwise attempt to collect any such indebtedness of the Borrowers to the Guarantors until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantors as trustee for the Agent and the Lenders and be paid over to the Agent on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

     7. SECURITY; SET-OFF. The Guarantors grant to the Agent and the Lenders, as security for the full and punctual payment and performance of the Guarantors' obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to the Guarantors now or hereafter held by the Agent or the Lenders and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from the Agent or the Lenders to the Guarantors or subject to withdrawal by the Guarantors; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Agent or the Lenders are hereby authorized at any time and from time to time, without notice to the Guarantors (any such notice being expressly waived by the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Guarantors under this Guaranty, whether or not the Agent or the Lenders shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.

     8. TERMINATION; REINSTATEMENT. This Guaranty shall remain in full force and effect until the Agent is given written notice of the Guarantors' intention to discontinue this Guaranty, notwithstanding any intermediate or temporary payment or settlement of the whole or any part of the Obligations. No such notice shall be effective unless received and acknowledged by an officer of the Agent at its head office. No such notice shall affect any rights of the Agent or the Lenders or of any affiliate hereunder including, without limitation, the rights set forth in Sections 4 and 6, with respect to Obligations incurred prior to the receipt of such notice or Obligations incurred pursuant to any contract or commitment in existence prior to such receipt, and all checks drafts, notes, instruments (negotiable or otherwise) and writings made by or for the account of the Borrowers and drawn on the Agent or any Lender or any of their agents purporting to be dated on or before the date of receipt of such notice, although presented to and paid or accepted by the Agent or any Lender after that date, shall form part of the Obligations. This Guaranty shall continue to be effective or be reinstated, notwithstanding any such notice, if at any time any payment made or value received with respect to an Obligation is rescinded or must otherwise be returned by the Agent or any Lender upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, all as though such payment had not been made or value received.

     9. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantors, jointly and severally, their successors and assigns, and shall inure to the benefit of and be enforceable by the Agent, the Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing sentence, the Agent and the Lenders may assign or otherwise transfer any agreement or any note held by it evidencing, securing or otherwise executed in connection with the obligations, or sell participations in any interest therein, to any other person or entity, in accordance with the provisions of the Amended and Restated Credit Agreement, and such other person or entity shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to the Agent and the Lenders herein.

     10. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantors therefrom shall be effective unless the same shall be in writing and signed by the Agent. No failure on the part of the Agent and the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     11. NOTICES. All notices and other communications called for hereunder shall be made in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telegraphic or telexed notice, when transmitted, answer back received, addressed as follows: if to the Guarantors, at the address set forth beneath its signature hereto, and if to the Agent and the Lenders, c/o Fleet National Bank, as Agent, 100 Federal Street, Mail Stop: MA DE 10008F, Boston, Massachusetts 02110, Attention: Ms. Kathleen Dimock, Director, or at such other address as either party may designate in writing.

     12. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts. The Guarantors agree that any suit for the enforcement of this Guaranty may be brought in the courts of The Commonwealth of Massachusetts or any Federal Court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Guarantors by mail at the address specified in Section 11 hereof. The Guarantors hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court.

     13. WAIVER OF JURY TRIAL. THE AGENT AND THE GUARANTORS AGREE THAT NONE OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS GUARANTY, ANY RELATED INSTRUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE AGENT AND THE GUARANTORS, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE AGENT NOR THE GUARANTORS HAVE AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

     14. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantors with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date appearing on page one.

                             BROOKSTONE PROPERTIES, INC.,
                             BROOKSTONE HOLDINGS, INC.,
                             BROOKSTONE RETAIL PUERTO-RICO, INC.
                             BROOKSTONE BY MAIL, INC.

                             By:______________________________
                                  Philip Roizin, Executive Vice President
                                  and Chief Financial Officer

                             Address:

                             17 Riverside Street
                             Nashua, NH 03062
                             Attention: Mr. Philip Roizin

                                    EXHIBIT J
                                    ---------

                       [FORM OF ASSIGNMENT AND ACCEPTANCE]

                            ASSIGNMENT AND ACCEPTANCE

                            Dated as of ____________

     Reference is made to the Amended and Restated Credit Agreement, dated as of February __, 2002 (as amended, modified or otherwise supplemented, the "Agreement"), by and among BROOKSTONE COMPANY, INC. and certain affiliates (collectively, the "Borrowers"), certain other affiliates of the Borrowers (the "Companies"), the Lenders under (and as defined in) the Agreement, and Fleet National Bank as agent for the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

     ______________________ (the "Assignor") and ______________________ (the
"Assignee") agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that Commitment Percentage under the Lender Agreements as of the Effective Date (as hereinafter defined) with respect to the Obligations as is specified on Annex I hereto. After giving effect to such sale and assignment, the Assignor's and Assignee's Commitment Percentages will be as set forth on Annex I hereto.

     2. The Assignor (i) represents that it is legally authorized to enter into this Assignment and Acceptance and that, as of the date hereof, its Commitment Percentage is as set forth on Annex I hereto; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Lender Agreements or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, the Companies, or any other person which may be primarily or secondarily liable in respect of any of the Obligations or any of their respective obligations under the Agreement or the other Lender Agreements or any other instrument or document delivered or executed pursuant thereto.

     3. The Assignee (i) represents and warrants that (a) it is a Successor Lender, (b) it is legally authorized to enter into this Assignment and Acceptance, (c) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee and (d) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 4.6 and 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, any other Lender or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Agreement and the other Lender Agreements; and (v) agrees that it will perform all the obligations which by the terms of the Agreement are required to be performed by it as a Lender in accordance with the terms of the Agreement.

     4. The effective date for this Assignment and Acceptance shall be as set forth on Annex I hereto (the "Effective Date"), provided, however, that on or
                                                --------
before such date (i) this Assignment and Acceptance shall have been executed and delivered by the parties hereto, (ii) executed copies hereof shall have been delivered to and consented to by the Agent and, if required, the Borrowers, and
(iii) the Assignor shall have paid to the Agent the fee required by Section 9.2(a) of the Agreement. Following the execution of this Assignment and Acceptance and the consent thereto by the Agent and, if required, the Borrowers, it will be delivered to the Agent for acceptance and recording by the Agent. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentages of, and principal amount of the Loans owing to, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Companies, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of the Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice.

     5. Upon such acceptance and recording, from and after the Effective Date,
(i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) provided that the Agent and, if required, the Borrowers shall have approved the herein assignment pursuant to Section 9.2 of the Agreement, the Assignor shall, with respect to that portion of its interest under the Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Agreement accruing from and after the Effective Date; provided, however, that the Assignor shall retain its rights to be
      --------  -------
indemnified pursuant to Section 11.12 of the Agreement with respect to any claims or actions arising prior to the Effective Date.

     6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments directly between themselves with respect to payments by the Agent for periods prior to the Effective Date or otherwise with respect to the making of this assignment.

     7. THIS ASSIGNMENT AND ASSUMPTION IS INTENDED TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

     8. This Assignment and Acceptance may be signed in any number of counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

                           [signatures on next page]

     IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                The Assignor:
                                --- --------

                                [_______________________________________]


                                By:_____________________________________

                                Title: _________________________________


                                The Assignee:
                                --- --------

                                [_______________________________________]


                                By:_____________________________________

                                Title: _________________________________


                                Notice Address of Assignee:

                                ________________________________________
                                ________________________________________
                                ________________________________________

                                Attn:___________________________________


                                Wire Instructions for Assignee:

                                ________________________________________
                                ________________________________________
                                ________________________________________

CONSENTED TO:

The Agent
---------

FLEET NATIONAL BANK



By:_________________________________________

Title:______________________________________


The Borrowers:
--- ---------

BROOKSTONE, INC., for itself
and on behalf of the other Borrowers
and the Companies

By:_________________________________________

Title:______________________________________

                      ANNEX FOR ASSIGNMENT AND ACCEPTANCE

                                    ANNEX 1

1.      Borrowers:

        Brookstone Company, Inc., a Delaware corporation, and certain affiliates (collectively, the "Borrowers")

2.      Name and Date of Loan Agreement:

        Amended and Restated Credit Agreement, dated as of February __, 2002, among the Borrowers, certain of their affiliates, the Lenders parties thereto, and Fleet National Bank, as agent for the Lenders


3.      Date of Assignment and Acceptance:                                ______________, 200_

4.      Commitment Percentages:

        a.       Commitment Percentage being assigned
                 by Assignor to Assignee                                  ___%

        b.       Assignor's Commitment Percentage
                 before giving effect to this Assignment
                 and Acceptance                                           ___%

        c.       Assignor's Commitment Percentage
                 after giving effect to this Assignment and Acceptance
                                                                          ___%
        d. Assignee's Commitment Percentage after giving effect to this Assignment and Acceptance
                                                                          ___%

5.      Effective Date of assignment:                                     _________________, 200_

ASSIGNOR:                                                                 ASSIGNEE:

_______________________                                                   _______________________

_______________________                                                   _______________________

_______________________                                                   _______________________

_______________________                                                   _______________________


                                  SCHEDULE 1.1

                             Commitment Percentages
                             ----------------------

--------------------------------- ----------------------- ----------------------
                                                            Maximum Amount of
                                         Commitment        Revolving Loans and
         Lender                          Percentage         Letters of Credit
         ------                          ----------         -----------------
--------------------------------- ----------------------- ----------------------
Fleet National Bank
Retail & Apparel Division
100 Federal Street
Mail Stop:  MA DE 10008F
Boston, MA  02110
Attn:    Kathleen Dimock
         Director                           32.5%             $26,000,000

--------------------------------- ----------------------- ----------------------
Citizens Bank of Massachusetts
28 State Street
Boston, MA  02109
Attn:    Daniel Bernard

                                            22.5%             $18,000,000

--------------------------------- ----------------------- ----------------------
Sovereign Bank
75 State Street
Mail Stop:  sst 04-10
Boston, MA  02109
Attn:    Robert Cook                        17.5%             $14,000,000

--------------------------------- ----------------------- ----------------------
Banknorth, N.A.
7 New England Executive Park
Suite 700
Burlington, MA  01803
Attn:    Jeffrey Westling
                                            17.5%             $14,000,000

--------------------------------- ----------------------- ----------------------
National City Bank
One South Broad Street
13/th/ Floor
Philadelphia, PA  19107

Attn:    Thomas McDonnell                   10.0%             $ 8,000,000

--------------------------------- ----------------------- ----------------------
TOTALS                                    100.00%             $80,000,000.00
--------------------------------- ----------------------- ----------------------

                                      1.1-1

                                  SCHEDULE 1.2

                                Pricing Schedule
                                ----------------

     The Applicable LIBOR Margin, the Applicable Base Rate Margin, the Documentary Letter of Credit Fee Rate and the Commitment Fee Rate for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:

------------------------------------------------------------------------------------------------------------
                  Status                        Level I         Level II        Level III        Level IV
         Applicable LIBOR Margin                  2.25            2.00             1.75            1.50

------------------------------------------------------------------------------------------------------------
       Applicable Base Rate Margin                0.75            0.50             0.25            0.00

------------------------------------------------------------------------------------------------------------
     Documentary Letter of Credit Fee            1.125            1.00            0.875            0.75

------------------------------------------------------------------------------------------------------------
              Commitment Fee                     0.750           0.625             0.50            0.50

------------------------------------------------------------------------------------------------------------

For purposes of this Schedule, the following terms have the following meanings:

     "Level I Status" exists at any date if, at such date, no other Status exists.

     "Level II Status" exists at any date if, at such date, the Fixed Charge Coverage ratio for the four consecutive quarters then ending is greater than or equal to 1.2-to-1.0 and less than 1.4-to-1.0 and no Default exists.

     "Level III Status" exists at any date if, at such date, the Fixed Charge Coverage ratio for the four consecutive quarters then ending is greater than or equal to 1.4-to-1.0 and less than 1.60-to-1.0 and no Default exists.

     "Level IV Status" exists at any date if, at such date, the Fixed Charge Coverage ratio for the four consecutive quarters then ending is greater than or equal to 1.60-to-1.0 and no Default exists.

     "Status" refers to the determination of which Level I Status, Level II Status, Level III Status or Level IV Status exists at any date.

     The applicable Fixed Charge Coverage ratio (a) shall be determined and effective on a date (each a "Determination Date") selected by the Agent within ten (10) days of the Agent's receipt of the final, signed financial statements for the Parent's previous fiscal

                                     1.2-1
quarter for the four consecutive fiscal quarters then ending, commencing with receipt of the financial statements for the fiscal quarter ending August 3, 2002, (b) shall be equal to the Fixed Charge Coverage ratio in effect as of the end of such fiscal quarter for the four consecutive fiscal quarters then ending as reflected on the final, signed financial statements and certified by the Parent's chief financial officer and (c) shall remain in effect until the next Determination Date. If the Parent fails to deliver such financial statements in the time period required, the Level I Status for each of the Applicable LIBOR Rate Margin, the Applicable Base Rate Margin, the Documentary Letter of Credit Fee Rate and the Commitment Fee Rate will apply. Anything hereinbefore to the contrary notwithstanding, Level I Status for each of the Applicable LIBOR Rate Margin, the Applicable Base Rate Margin, the Documentary Letter of Credit Fee Rate and the Commitment Fee Rate will apply from the date of this Agreement through the Determination Date following the Agent's receipt of the final, signed financial statements for the Parent's fiscal quarter ending August 3, 2002.

                                     1.2-1

                                 SCHEDULE 2.16.9

                          OUTSTANDING LETTERS OF CREDIT

                            [to be provided by Fleet]

                                    2.16.9-1

                                  SCHEDULE 4.13

                              CERTAIN ERISA MATTERS

                         [to be provided by the Parent]

                                     4.13-1

                                  SCHEDULE 6.8

                       LIST OF INVESTMENTS IN SUBSIDIARIES

                         [to be provided by the Parent]

                                     6.8-1